                                                                     EXHIBIT 2.1

================================================================================
                     AGREEMENT AND PLAN OF REORGANIZATION

                                  dated as of

                               February 27, 2000

                                 by and among

                            Active Software, Inc.,

                           Zodiac Acquisition Corp.,

                                      and

                           TransLink Software, Inc.

================================================================================

                               TABLE OF CONTENTS

                                                                                      Page
                                                                                      ----
1.     Merger.......................................................................     5

       1.1  The Merger..............................................................     5
       1.2  Closing Date; Effective Time of the Merger..............................     6
       1.3  Effect of the Merger....................................................     6
       1.4  Articles of Incorporation; Bylaws.......................................     6
       1.5  Directors and Officers..................................................     6
       1.6  Actions at the Closing..................................................     6
       1.7  Tax Consequences........................................................     7

2.     Effect on Capital Stock......................................................     7

       2.1  Capital Stock of Sub....................................................     7
       2.2  Cancellation of TransLink Common Stock..................................     7
       2.3  Conversion of TransLink Common Stock....................................     7
       2.4  Adjustment of Exchange Ratio............................................     8
       2.5  Fractional Shares.......................................................     8
       2.6  Restricted Shares.......................................................     8
       2.7  Escrow Agreement........................................................     8
       2.8  Exchange of Certificates................................................     9
       2.9  TransLink Stock Plan....................................................    10

3.     Representations and Warranties of TransLink..................................    11

       3.1  Existence; Good Standing................................................    11
       3.2  Power, Authorization and Validity.......................................    11
       3.3  Capitalization..........................................................    12
       3.4  No Violation............................................................    13
       3.5  Litigation..............................................................    14
       3.6  Financial Statements; Indebtedness......................................    14
       3.7  Taxes...................................................................    14
       3.8  No Breach or Default....................................................    16
       3.9  Absence of Certain Changes..............................................    16
      3.10  Agreements and Commitments..............................................    17
      3.11  Intellectual Property...................................................    19
      3.12  Transactions with Affiliates............................................    20
      3.13  Compliance with Laws; Governmental Authorizations.......................    20
      3.14  Employees and Contractors...............................................    21
      3.15  No Brokers..............................................................    23
      3.16  Full Disclosure.........................................................    23
      3.17  No Reliance on Representations Regarding Forecasts......................    23
      3.18  Books and Records.......................................................    23

      3.19  Insurance...............................................................    23
      3.20  Customers...............................................................    24
      3.21  Accounts Receivable.....................................................    24
      3.22  Title to Properties.....................................................    24
      3.23  Condition of Personal Property..........................................    24
      3.24  Environmental Matters...................................................    25
      3.25  Minute Books............................................................    25
      3.26  Complete Copies of All Materials........................................    25

4.    Representations and Warranties of Active and Sub..............................    26

       4.1  Existence; Good Standing................................................    26
       4.2  Power, Authorization and Validity of Active and Sub.....................    26
       4.3  SEC Documents; Active Financial Statements..............................    26
       4.4  Full Disclosure.........................................................    27
       4.5  Investment..............................................................    27
       4.6  No Brokers..............................................................    27
       4.7  Valid Issuance..........................................................    27
       4.8  Litigation..............................................................    27
       4.9  No Material Adverse Change..............................................    27
      4.10  No Violation............................................................    28

5.    Covenants of TransLink........................................................    28

       5.1  Interim Operations......................................................    28
       5.2  Breach of Representations and Warranties................................    30
       5.3  Consents................................................................    30
       5.4  Best Efforts............................................................    30
       5.5  Tax Returns.............................................................    31

6.    Covenants of Active...........................................................    31

       6.1  Breach of Representations and Warranties................................    31
       6.2  Consents................................................................    31
       6.3  Best Efforts............................................................    31

7.    Additional Agreements.........................................................    31

       7.1  Access to Information...................................................    31
       7.2  Legal Conditions to the Merger..........................................    31
            ------------------------------
       7.3  Employee Stock Options..................................................    32
       7.4  TransLink Employee Benefits.............................................    32
       7.5  Expenses................................................................    32
       7.6  Additional Agreements...................................................    32
       7.7  Public Announcements....................................................    33
       7.8  Confidentiality.........................................................    33
       7.9  FIRPTA Compliance.......................................................    34
      7.10  NASD and SEC Filings....................................................    34

      7.11  Tax-Free Reorganization.................................................    34
      7.12  Voting Agreements.......................................................    34
            -----------------
      7.13  Registration Rights.....................................................    34

8.    Conditions Precedent..........................................................    40

       8.1  Conditions to Each Party's Obligation to Effect the Merger..............    40
       8.2  Conditions of Obligations of Active and Sub.............................    41
       8.3  Conditions of Obligations of TransLink..................................    43

9.    Termination, Amendment and Waiver.............................................    44

       9.1  Termination.............................................................    44
       9.2  Effect of Termination...................................................    44
       9.3  Amendment...............................................................    45
       9.4  Extension; Waiver.......................................................    45

10.   Survival of Representations and Warranties; Indemnification; Liability........    45

      10.1  Survival of Representations and Warranties..............................    45
      10.2  Indemnification.........................................................    45
      10.3  Escrow Fund.............................................................    45
      10.4  Damage Deductible.......................................................    46
      10.5  Escrow Periods..........................................................    46
      10.6  Claims Upon Escrow Fund.................................................    46
      10.7  Valuation...............................................................    47
      10.8  Objections to Claims....................................................    47
      10.9  Resolution of Conflicts.................................................    47
     10.10  Shareholders' Agent.....................................................    48
     10.11  Actions of the Shareholders' Agent......................................    48
     10.12  Claims..................................................................    49

11.   Further Acts..................................................................    49

12.   Miscellaneous.................................................................    49

      12.1  Assignment..............................................................    49
      12.2  Governing Law...........................................................    49
      12.3  Notices.................................................................    50
      12.4  Expenses................................................................    50
      12.5  Attorney's Fees.........................................................    50
      12.6  Dispute Resolution......................................................    50
      12.7  Investment Bank, Brokers and Finder's Fee...............................    51
      12.8  Successors and Assigns..................................................    51
      12.9  Counterparts............................................................    51
     12.10  Captions and Headings...................................................    51
     12.11  Entire Agreement........................................................    51
     12.12  Amendments..............................................................    51

     12.13  Waivers.................................................................    52
     12.14  Severability............................................................    52


EXHIBITS

A    Form of Certificate of Merger
B    Form of Articles of Merger
C    Form of Escrow Agreement
D    Form of Voting Agreement
E    Form of Employment Agreements
F    Form of Stock Restriction Agreement
G    Form of Noncompetition Agreement
H    Form of Shareholders Agreement
I    Form of Bonneville, Viert, Morton & McGouldrick Legal Opinion
J    Form of Venture Law Group Opinion

                      AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is made and entered into as of February 27, 2000 by and among, TransLink Software, Inc., a Washington corporation ("TransLink"), Active Software, Inc., a Delaware corporation ("Active"), and Zodiac Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Active ("Sub").

                                    RECITALS
                                    --------

     A. The Boards of Directors of each of TransLink, Active and Sub believe it is in the best interests of each company and their respective shareholders that TransLink and Sub merge into a single company through the merger of Sub with and into TransLink (the "Merger").

     B. Pursuant to such Merger, among other things, all of the issued and outstanding shares of TransLink Common Stock (the "TransLink Common Stock"), shall be converted into shares of Active Common Stock ("Active Common Stock") and the right to receive the Cash Consideration (as defined in Section 2.3), and all outstanding options to purchase TransLink Common Stock granted pursuant to the TransLink Stock Option Plan (the "Options") shall be assumed by Active in the manner and on the terms set forth herein.

     C. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, in consideration of the mutual promises, agreements, warranties and provisions contained herein, the parties agree as follows:

     1.  Merger.
         ------

          1.1  The Merger.    At the Effective Time of the Merger (as defined in
               ----------
Section 1.2), subject to and upon the terms and conditions of this Agreement, a Certificate of Merger in the form attached hereto as Exhibit A (the
                                                     ---------
"Certificate") and Articles of Merger in the form attached hereto as Exhibit B
                                                                     ---------
(the "Articles of Merger") between TransLink and Sub, TransLink shall be acquired by Active through a merger (the "Merger") of Sub with and into TransLink in accordance with the applicable provisions of the corporate laws of the State of Delaware and the State of Washington. The Certificate and the Articles of Merger provide for, among other things, the mode of effecting the Merger and the manner and basis of converting each issued and outstanding share of TransLink Common Stock. The Certificate and the Articles of Merger shall be executed by TransLink and Sub concurrently with the execution of this Agreement.

          1.2  Closing Date; Effective Time of the Merger.     Unless this
               ------------------------------------------
Agreement shall have been terminated pursuant to Section 10 hereof, the closing of the Merger (the "Closing") shall be held at the offices of Venture Law Group, 2800 Sand Hill Road, Menlo Park, California 94025, on or before March 13, 2000 at 6:00 p.m., or at such other time and place as agreed in writing by the parties hereto. The date of Closing is referred to herein as the "Closing Date." Upon delivery of all closing deliverables, the parties shall cause the Merger to be consummated by causing the Certificate to be filed with the Secretary of State of the State of Delaware in accordance with Delaware law and the Articles of Merger to be filed with the Secretary of State of the State of Washington in accordance with Washington law. The Merger shall become effective as of the date that such filings are completed in accordance with applicable statutory requirements (the "Effective Time of the Merger").

          1.3  Effect of the Merger.    At the Effective Time of the Merger, the
               --------------------
effect of the Merger shall be as provided pursuant to the terms and conditions of this Agreement, the Certificate, the Articles of Merger and the applicable provisions of Delaware law and Washington law. Without limiting the generality of the foregoing and subject thereto, at the Effective Time of the Merger, (i) Sub shall be merged with and into TransLink, the separate corporate existence of Sub shall cease and (ii) the Merger shall have all the effects provided by Delaware law, Washington law, this Agreement, the Certificate and the Articles of Merger. TransLink shall be the surviving corporation in the Merger (and after the Merger is sometimes referred to herein as the "Surviving Corporation") and the separate corporate existence of TransLink, with all its purposes, objects, rights, privileges, powers, immunities and franchises, shall continue unaffected and unimpaired by the Merger.

          1.4  Articles of Incorporation; Bylaws.
               ---------------------------------

               (a) The Articles of Incorporation of TransLink in effect immediately prior to the Effective Time of the Merger shall be the Articles of Incorporation of the Surviving Corporation unless and until amended as provided by law and by such Articles of Incorporation.

               (b) The Bylaws of TransLink in effect immediately prior to the Effective Time of the Merger shall be the Bylaws of the Surviving Corporation unless and until amended or repealed as provided by applicable law, the Articles of Incorporation of the Surviving Corporation and such Bylaws.

          1.5  Directors and Officers.    The sole director of the Surviving
               ----------------------
Corporation shall be Jon Bode, and the officers of Sub immediately prior to the Effective Time of the Merger shall be the officers of the Surviving Corporation, in each case until their successors shall have been elected and qualified or until otherwise provided by law.

          1.6  Actions at the Closing.    At the Closing, TransLink, Sub and
               ----------------------
Active shall take such reasonable actions and execute and deliver such agreements and other instruments and documents as necessary or appropriate to effect the transactions contemplated by this Agreement in accordance with its terms, including without limitation the following:

               (a) TransLink shall deliver to Active, Sub, and where applicable, the TransLink Shareholders, the various certificates, instruments and documents, referred to in Section 8.2;

               (b) Active and Sub shall deliver to TransLink, and where applicable, the TransLink Shareholders, the various certificates, instruments and documents referred to in Section 8.3;

               (c) TransLink and Sub shall file the Certificate of Merger with the Secretary of State of the State of Delaware and the Articles of Merger with the Secretary of State of the State of Washington.

          1.7  Tax Consequences.    It is intended by the parties hereto that
               ----------------
the Merger shall constitute a tax-free reorganization within the meaning of
Section 368 of the Internal Revenue Code of 1986, as amended, that this Agreement shall constitute a "plan of reorganization" within the meaning of the regulations thereunder.

     2.  Effect on Capital Stock.    As of the Effective Time of the Merger, by
         -----------------------
virtue of the Merger and without any action on the part of Active, Sub, TransLink or any of the TransLink Shareholders:

          2.1  Capital Stock of Sub.    Each issued and outstanding share of
               --------------------
capital stock of Sub shall be converted into one fully paid and nonassessable share of Common Stock of the Surviving Corporation.

          2.2  Cancellation of TransLink Common Stock.    All shares of
               --------------------------------------
TransLink Common Stock that are owned directly or indirectly by TransLink and any shares of TransLink Common Stock that are owned by Active, Sub or any other Subsidiary of Active shall be canceled, and no stock of Active or other consideration shall be delivered in exchange therefor. In this Agreement, a "Subsidiary" of a corporation or other entity means a corporation or other entity, the voting securities of which are sufficient to elect at least a majority of the Board of Directors or other managers of such corporation or other entity and which are owned or otherwise controlled directly or indirectly by such parent corporation or other entity.

          2.3  Conversion of TransLink Common Stock.    Each issued and
               ------------------------------------
outstanding share of TransLink Common Stock (other than shares to be canceled pursuant to Section 2.2 hereof) shall be converted, without any action on the part of the holders thereof, into the right to receive the following:

               (a) an amount of cash, without interest thereon, equal to $4,500,000 (less 100% of any fees to be deducted therefrom in accordance with Section 7.5 of this Agreement and less six percent (6%) of any fees to be deducted therefrom in accordance with Section 3.15 of this Agreement) divided by the aggregate number of shares of TransLink Common Stock issued and outstanding immediately prior to the Effective Time of the Merger (the "Cash
Consideration"), and

               (b) the right to receive a fraction of a share of Active Common Stock (such fraction hereinafter referred to as the "Exchange Ratio") to be calculated as set forth in this Section 2.3(b) (the "Share Consideration", and together with the Cash Consideration, the "Merger Consideration"). For purposes of this Agreement, (A) the term "Total Consideration Shares" shall mean that number of shares of Active Common Stock determined by dividing (x)
                                                      --------
$66,950,027.85 (less ninety-four percent (94%) of any fees to be deducted therefrom in accordance with Section 3.15 of this Agreement) by (y) $82.45104 (the "Average Stock Price") which represents the average of the last reported sales prices on the Nasdaq National Market for one share of Active Common Stock for the thirty (30) trading day period ending on the trading day immediately prior to the date of this Agreement; and (B) the "Exchange Ratio" shall be determined by dividing (1) the Total Consideration Shares by (2) the sum of the
              --------
total number of shares of TransLink Common Stock issued and outstanding immediately prior to the Effective Time of the Merger.

          2.4  Adjustment of Exchange Ratio.    If, between the date of this
               ----------------------------
Agreement and the Effective Time of the Merger, the outstanding shares of Active Common Stock or TransLink Common Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, reorganization, recapitalization, stock split, reverse split, stock dividend, combination, exchange of shares or other readjustment, the Exchange Ratio shall be correspondingly adjusted.

          2.5  Fractional Shares.    No fractional shares of Active Common Stock
               -----------------
will be issued, but in lieu thereof, each holder of shares of TransLink Common Stock who would otherwise be entitled to a fraction of a share of Active Common Stock (after aggregating all fractional shares of Active Common Stock to be received by such holder) shall be entitled to receive from Active an amount of cash (rounded down to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) $82.45104 (the Average Stock Price).

          2.6  Restricted Shares.    Any shares of TransLink Common Stock which
               -----------------
are subject to repurchase by TransLink in the event the holder thereof ceases to be employed by TransLink ("TransLink Restricted Shares") shall be converted into Active Common Stock on the same basis as provided in Section 2.3 above and shall be registered in such holder's name, but shall be held by the Surviving Corporation or Active pursuant to the existing agreements in effect on the date of this Agreement. TransLink hereby assigns, effective at the Effective Time of the Merger, all of its rights under such existing agreements to Active. Holders of the TransLink Restricted Shares are identified on Schedule 2.6 of the Disclosure Schedule (as defined in Section 3).

          2.7  Escrow Agreement.    At the Effective Time, Active will deposit
               ----------------
in escrow (i) certificates representing 10% of the total Share Consideration to be paid to the TransLink Shareholders (collectively, the "Escrow Shares") and
(ii) cash representing 10% of the total Cash Consideration to be paid to the TransLink Shareholders (the "Escrow Cash"). The Escrow Shares and Escrow Cash shall be held in escrow on behalf of the TransLink Shareholders in accordance with the portion of Total Consideration Shares and Cash Consideration allocable to each holder of TransLink Common Stock identified on Schedule 2.7 of the Disclosure Schedule

(as defined in Section 3) (each a "TransLink Shareholder" and, together, the "TransLink Shareholders") as a holder of TransLink Common Stock immediately prior to the Effective Time relative to the aggregate amount of Share Consideration and aggregate amount of Cash Consideration so allocable to the TransLink Shareholders collectively (for each TransLink Shareholder, his "Pro Rata Portion"). The Escrow Shares and Escrow Cash shall be held and applied pursuant to the provisions of an escrow agreement in the form attached hereto as Exhibit C (the "Escrow Agreement").
---------

          2.8  Exchange of Certificates.
               ------------------------

               (a) TransLink  Certificates Delivered at the Closing.  At the
                   ------------------------------------------------
Closing, the TransLink Shareholders shall deliver the certificates representing their shares of TransLink Common Stock to be exchanged for the shares of Active Common Stock in the Merger.

               (b) Active to Provide Merger Consideration.  Within ten days
                   --------------------------------------
following the Closing, Active shall deliver to the TransLink Shareholders the certificates representing the Share Consideration, and, at the Closing, checks representing the Cash Consideration payable, pursuant to Section 2 of this Agreement.

               (c) Distributions With Respect to Unexchanged Shares.  No
                   ------------------------------------------------
dividends or other distribution on the Active Common Stock shall be paid to the holder of any unsurrendered certificate until the holder of record of such certificate shall surrender such certificate subject to the effect, if any, of applicable escheat and other laws. Following surrender of any such certificate, there shall be delivered to the person entitled thereto, without interest, the amount of dividends or other distributions theretofore paid with respect to the Active Common Stock so withheld as of any date subsequent to the Effective Time of the Merger and prior to such date of delivery.

               (d) Transfers to Third Parties.  If any shares of Active Common
                   --------------------------
Stock are to be issued in the name of a person other than the person in whose name the Certificate(s) surrendered in exchange therefor is registered, it shall be a condition to the issuance of such shares that (i) the Certificate(s) so surrendered shall be transferable, and shall be properly assigned, endorsed or accompanied by appropriate stock powers, (ii) such transfer shall otherwise be proper and (iii) the person requesting such transfer shall pay Active, or its exchange agent, any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of Active that such taxes have been paid or are not required to be paid. Notwithstanding the foregoing, neither Active nor TransLink shall be liable to a holder of shares of TransLink Common Stock for shares of Active Common Stock issuable to such holder pursuant to the provisions of this Section 2 that are delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

               (e) Lost, Stolen or Destroyed Certificates.  In the event any
                   --------------------------------------
certificate representing shares of TransLink Common Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, Active shall issue in exchange for such lost, stolen or destroyed certificate the shares of Active Common Stock issuable in exchange therefor pursuant to the provisions of this Section

2. The Board of Directors of Active may in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate to provide to Active an indemnity agreement or bond against any claim that may be made against Active with respect to the certificate alleged to have been lost, stolen or destroyed.

               (f) No Further Ownership Rights in TransLink Common Stock.  All
                   -----------------------------------------------------
shares of Active Common Stock issued upon the surrender for exchange of shares of TransLink Common Stock in accordance with the terms hereof (including any cash paid in respect of fractional shares thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of TransLink Common Stock. There shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of TransLink Common Stock that were outstanding immediately prior to the Effective Time of the Merger. If, after the Effective Time of the Merger, certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 2.

          2.9  TransLink Stock Plan.
               --------------------

               (a) All Options issued and outstanding under the TransLink Stock Plan (as defined below) (whether or not exercisable, whether or not vested) under the TransLink Software, Inc. Stock Option Plan (the "TransLink Stock Plan"), shall remain outstanding and shall be assumed by Active following the Effective Time of the Merger. Schedule 2.9 lists as of the date of this Agreement, all holders of outstanding options under the TransLink Stock Plan, including the number of shares of TransLink capital stock subject to each such option, the exercise or vesting schedule, the exercise price per share and the term of each such option. On the Closing Date, TransLink shall deliver to Active an updated Schedule 2.9 hereto current as of such date.

               (b) At the Effective Time of the Merger, the Options shall, by virtue of the Merger and without any further action on the part of the Company or the holder thereof, be assumed by Active in accordance with this Section 2.9. Each such TransLink Option so assumed by Active under this Agreement shall continue to have, and be subject to, the same terms and conditions as were applicable to such TransLink Stock Plan and/or as provided in the respective agreements governing such TransLink Option immediately prior to the Effective Time of the Merger, except that (i) such TransLink Option will be exercisable for that number of whole shares of Active Common Stock equal to the product of the number of shares of TransLink Common Stock that were issuable upon exercise of such TransLink Option immediately prior to the Effective Time of the Merger multiplied by the Option Exchange Ratio and rounded down to the nearest whole number of shares of Active Common Stock, and (ii) the per share exercise price for the shares of Active Common Stock issuable upon exercise of such assumed TransLink Option will be equal to the quotient determined by dividing the exercise price per share of TransLink Common Stock at which such TransLink Option was exercisable immediately prior to the Effective Time of the Merger by the Option Exchange Ratio, rounded up to the nearest whole cent. For purposes of this Agreement, (A) the term "Total Option Consideration Shares" shall mean that number of shares of Active Common Stock determined by dividing (x) $3,549,972.15
                                                      --------
by (y) Average Stock Price; and (B) the "Exchange Ratio" shall be determined by dividing (1)
--------
the Total Option Consideration Shares by (2) the sum of the total number of shares of TransLink Common Stock subject to issuance upon exercise of Options issued and outstanding immediately prior to the Effective Time of the Merger.

               (c) The execution or consummation of the transactions contemplated by this Agreement will not result in the accelerated vesting of any Option. The execution or consummation of the transactions contemplated by this Agreement will result in the accelerated vesting of options granted to consultants ("Consultant Options") and options granted to directors ("Director Options"). TransLink has not taken, and shall not take, any action that would result in the accelerated vesting, exercisability or payment of Options as a consequence of the execution of, or consummation of the transactions contemplated by, this Agreement.

               (d) As soon as practicable after the Effective Time of the Merger, Active will issue to each person who was a holder of an Option under the TransLink Stock Plan, a written document evidencing the foregoing assumption of such Option by Active.

     3.  Representations and Warranties of TransLink.   When used in this
         -------------------------------------------
Section 3, the term "Material Adverse Effect" means any change or effect that is or is reasonably likely to be materially adverse to the business, assets (including intangible assets), financial condition or results of operations of TransLink, if any, taken as a whole (with respect to references to TransLink), and of Active, if any, taken as a whole (with respect to references to Active).

          Except as described or disclosed in the disclosure schedules (the "Disclosure Schedules") delivered to Active and Sub and dated the date hereof, TransLink represents and warrants to Active and Sub as follows.

          3.1  Existence; Good Standing.  TransLink is a corporation duly
               ------------------------
incorporated, validly existing and in good standing under the laws of the State of Washington. TransLink does not own or lease real or personal property, maintain offices or have any employees, contractors or consultants in any jurisdiction outside of Washington or is otherwise qualified to do business in such other jurisdiction(s), except where the failure to qualify would not have a Material Adverse Effect. TransLink neither has any Subsidiaries nor owns voting securities of any corporation, partnership or other entity. TransLink has all requisite corporate power and authority to own its properties and carry on its business as now conducted. TransLink has delivered a true and complete copy of its Articles of Incorporation and Bylaws (or similar governing instruments), each as amended to date, to Active or its counsel.

          3.2  Power, Authorization and Validity.
               ---------------------------------

               (a) TransLink has all requisite legal and corporate power and authority to enter into and perform their respective obligations under this Agreement the Registration Rights Agreement, the Voting Agreement and the Stock Restriction Agreement (together, the "Ancillary Agreements"), and, subject to the approval of the Shareholders of TransLink, all of whom are listed on
Schedule 3.2(a) hereto (the "TransLink Shareholders"), to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved and authorized by all necessary action (corporate or other) on the part of TransLink.

               (b) This Agreement and the Ancillary Agreements have been or will be duly executed and delivered by TransLink and, subject to such approval by the TransLink Shareholders, constitute valid and binding obligations of TransLink, enforceable in accordance with their respective terms subject to the effect, if any, of applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect and to general equitable principles.

               (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality (a "Governmental Entity"), is required by or with respect to TransLink in connection with the execution and delivery of this Agreement or any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (ii) the filing of the Articles of Merger with the Secretary of State of the State of Washington, (iii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and (iv) such other consents, waivers, authorizations, filings, approvals and registrations which are set forth on Schedule 3.2.

          3.3  Capitalization.
               --------------

               (a) The authorized capital stock of TransLink consists of 100,000,000 shares of Common Stock, no par value, of which 12,320,448.60 shares are issued and outstanding, and 1,500,000 shares of Preferred Stock, all of which have been designated as Series A Preferred Stock, of which 1,500,000 are issued and outstanding. Each issued and outstanding share of Preferred Stock will be converted into one share of Common Stock at the Effective Time of the Merger. All issued and outstanding shares of Common Stock and Preferred Stock of TransLink have been duly authorized and validly issued, are fully paid and nonassessable. Except as set forth on Schedule 3.3(a) hereto, the outstanding shares of Common Stock and Preferred Stock are not subject to pre-emptive rights, rights of first refusal or any similar rights created by statute, the Articles of Incorporation or Bylaws of TransLink or any agreement to which TransLink is a party or by which TransLink is bound. All outstanding shares of Common Stock and Preferred Stock of TransLink have been issued in compliance with all federal, state and foreign securities laws.

               (b) As of the date of this Agreement, 612,000 shares of TransLink Common Stock were reserved for issuance upon the exercise of the Options under the TransLink Stock Plan. The outstanding Options, the vesting schedules and the exercise prices for such Options are set forth in Section 3.3(b) of the Disclosure Schedules. As of the date of this Agreement, 365,000 shares of TransLink Common Stock were reserved for issuance upon the exercise of Director Options. As of the date of this Agreement, 140,000 shares of TransLink Common Stock were reserved for issuance upon the exercise of Consultant Options. The outstanding Director Options and Consultant Options are set forth in Section 3.3(b) of the Disclosure Schedules. TransLink shall cause the termination immediately prior to the Effective Time of the Merger, of all Directors Options. As of the date of this Agreement, 950,000 shares of TransLink Common Stock were reserved for issuance upon the exercise of the warrants set forth in Section 3.3(c) of the Disclosure Schedule (the "Warrants"). TransLink shall cause the termination, immediately prior to the Effective Time of the Merger, of (i) all Warrants, rights, agreements or commitments to which TransLink is a party or which are binding upon TransLink providing for the issuance or redemption of any of its capital stock, other than the Options which remain unexercised immediately prior to the Effective Time of the Merger, all of which are set forth in Section 3.3(c) of the Disclosure Schedules, and (ii) any and all stock appreciation, phantom stock or similar rights with respect to the TransLink to purchase the capital stock of TransLink.

               (d) Except for the shares, Options, Director Options, Consultant Options and Warrants listed above, there are no options, warrants, calls, conversion rights, convertible debentures, commitments or agreements of any kind that obligate TransLink to issue, deliver or sell, or cause to be issued delivered or sold, additional shares of capital stock of TransLink or that obligate TransLink to grant, extend or enter into any such option, warrant, call, conversion right, commitment or agreement.

          3.4  No Violation.  The execution, delivery and performance of this
               ------------
Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby do not and will not conflict with or result in a violation of the Articles of Incorporation or Bylaws (or similar instruments) of TransLink, or conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of, give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under, or constitute a default or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets or properties of TransLink under, (i) any instrument, indenture, lease, mortgage or other agreement or contract to which TransLink is a party or by which TransLink or any of its assets or properties may be subject or (ii) any federal, state, local or foreign judgment, writ, decree, order, ordinance, statute, rule or regulation applicable to TransLink or its assets or properties. The consummation of the transactions contemplated by this Agreement and the Ancillary Agreements will not require the consent of any third person with respect to the rights, licenses, franchises, leases or agreements of TransLink, and will not have a Material Adverse Effect upon any such rights, licenses, franchises, leases or agreements.

          3.5  Litigation.  Except as disclosed in Schedule 3.5, there are no
               ----------
suits, actions or legal, administrative, arbitration or other proceedings or governmental investigations or any other claims, pending or threatened in writing against TransLink, any of their assets or properties or any of TransLink's officers or directors. No reasonable basis for a suit, action, proceeding, investigation or claim exists, and there are no orders, judgments, injunctions or decrees of any Governmental Entity with respect to which TransLink has been named or is a party which apply, in whole or in part, to the business of TransLink, any of its properties officers or directors, which could reasonably be expected to have a Material Adverse Effect. There have been no and are currently no suits, actions or proceedings initiated by TransLink.

          3.6  Financial Statements; Indebtedness.  Attached as Schedule 3.6 of
               ----------------------------------
the Disclosure Schedules are true and complete copies of TransLink's unaudited financial statements for the fiscal year ended December 31, 1999 (the "Financial Statements"; and December 31, 1999 is hereinafter referred to as the "Date of the Financial Statements"). The Financial Statements fairly present the financial condition of TransLink at the respective dates therein indicated and the results of operations for the respective periods therein specified. TransLink has no debt, liability or obligation of any nature, whether absolute, contingent or otherwise, and whether due or to become due, that is not disclosed in the Financial Statements, except for those that may have been incurred after the Date of the Financial Statements in the ordinary course of its business, and consistent with past practice.

          3.7  Taxes.
               -----

               (a)  Definitions.  For purposes of this Agreement, the following
                    -----------
definitions shall apply:

                    (i) The term "Taxes" shall mean all taxes, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, (A) imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including but not limited to, federal income taxes and state income taxes), payroll and employee withholding taxes, unemployment insurance, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which are required to be paid, withheld or collected, (B) any liability for the payment of amounts referred to in (A) as a result of being a member of any affiliated, consolidated, combined or unitary group, or (C) any liability for amounts referred to in (A) or (B) as a result of any obligations to indemnify another person.

                    (ii) The term "Returns" shall mean all reports, estimates, declarations of estimated tax, information statements and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

                    (iii) The term "Code" shall have the meaning set out in Recital C hereof.

               (b)  Returns; Taxes Paid.  TransLink has withheld and paid over
                    -------------------
all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party. There are no liens on any of the assets of TransLink with respect to Taxes, other than liens for Taxes not yet due and payable. TransLink has not been at any time a member of any partnership or joint venture for a period for which the statue of limitations for any Tax potentially applicable as a result of such membership has not expired.

               (c) Tax Reserves.  The amount of TransLink's liability for unpaid
                   ------------
Taxes (whether actual or contingent) for all periods through the date hereof and the Closing Date does not and will not, in the aggregate, exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) solely with respect to TransLink reflected on the Financial Statements. No material liability for Taxes has been incurred since the date hereof (or will be incurred prior to Closing) other than in the ordinary course of business.

               (d) Tax Filings.  TransLink has never been a member of an
                   -----------
affiliated group of corporations filing consolidated returns or a unitary group of corporations filing combined returns. TransLink is not (nor has it ever been) a party to any tax sharing agreement. TransLink does not do business in or derive income from any state other than states for which Returns have been duly filed and furnished to Active.

               (e) Tax Deficiencies; Audits; Statutes of Limitations.
                   -------------------------------------------------
TransLink has never been audited by a government or taxing authority, nor is any such audit in process, or pending or threatened in a writing delivered to TransLink, its agents, the TransLink Shareholders, employees or contractors. No deficiencies exist or have been asserted (either in writing or verbally, formally or informally) or are expected to be asserted with respect to Taxes of TransLink, and neither TransLink nor any TransLink Shareholder has received notice (either in writing or verbally, formally or informally) nor expects to receive notice that it has not filed a Return or paid Taxes required to be filed or paid. TransLink is neither a party to any action or proceeding for assessment or collection of Taxes, nor has such event been asserted or threatened (either in writing or verbally, formally or informally) against TransLink or any of its assets. No waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of TransLink. TransLink has disclosed on its state income and franchise tax returns all positions taken therein that could give rise to a substantial understatement penalty within the meaning of Code Section 6662 or comparable provisions of applicable state tax laws.

               (f) Tax Elections and Special Tax Status.  TransLink is not,
                   ------------------------------------
nor has it been, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, and Active is not required to withhold tax on the purchase of the TransLink Common Stock by reason of Section 1445 of the Code. TransLink is not a "consenting corporation" under Section 341(f) of the Code. TransLink has not entered into any compensatory agreements with respect to the performance of services which payment thereunder would result in a nondeductible expense to TransLink pursuant to Section 280G of the Code or an excise tax to the recipient of such payment pursuant to Section 4999 of the Code. TransLink has not agreed to, nor is it required to make any adjustment under Code Section 481(a) by reason of, a change in accounting method, and TransLink does not otherwise have any material income reportable for a period ending after the Closing Date attributable to a transaction or other event (e.g., an installment sale) occurring prior to the Closing Date. TransLink is not, nor has it been, a "reporting corporation" subject to the information reporting and record maintenance requirements of Section 6038A and the regulations thereunder. TransLink is in compliance with the terms and conditions of any applicable tax exemptions, agreements or orders of any foreign government to which it may be subject or which it may have claimed, and the transactions contemplated by this Agreement will not have any adverse effect on such compliance.

               (g) TransLink has provided to Active accurate and complete information regarding TransLink's net operating losses for federal and each state tax purposes as of the completion of its most recent taxable year. TransLink's net operating losses or other tax attributes are not currently subject to limitation under Code Sections 382, 383 or 384.

          3.8  No Breach or Default.    TransLink has not breached, or received
               --------------------
any claim or threat that it has breached, any of the terms or conditions of any agreement, contract or commitment. Each such agreement, contract or commitment is in full force and effect and is a legal, binding and enforceable obligation for or against TransLink and, except as otherwise disclosed and except for defaults fully remedied or resolved, is not subject to any material default thereunder of which TransLink has knowledge by any party obligated to TransLink pursuant thereto.

          3.9  Absence of Certain Changes.    Except as set forth in Section 3.9
               --------------------------
of the Disclosure Schedules, since the Date of the Financial Statements, there has not been any, with respect to TransLink:

               (a) amendment or change in the Articles of Incorporation or Bylaws of TransLink;

               (b) capital expenditure by TransLink exceeding $10,000, individually or in the aggregate;

               (c) destruction, damage to, or loss of any assets of TransLink (whether or not covered by insurance), either individually or in the aggregate exceeding $10,000;

               (d) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by TransLink;

               (e) write-up or write-down by TransLink of any of its assets that exceeds $10,000 individually or in the aggregate or that would have a Material Adverse Effect;

               (f) declaration, setting aside or payment of a dividend or other distribution with respect to the shares of capital stock of TransLink, or any direct or indirect redemption, purchase or other acquisition by TransLink of any of its shares of capital stock, or any such other change in the equity structure of TransLink;

               (g) increase in the salary or other compensation payable or to become payable by TransLink to any of its officers, directors, employees or contractors or the declaration, payment or commitment or any obligation of any kind for the payment by TransLink of a material bonus or other additional salary or compensation to any such person other than those payable in accordance with existing compensation arrangements or agreements;

               (h) waiver or release of any right or claim of TransLink, including any write-off or other compromise of any account receivable of TransLink, in excess of $10,000, individually or in the aggregate;

               (i) any Material Adverse Effect;

               (j) any transaction, contract or commitment which provides for a period of performance by TransLink which extends beyond twelve months from the date hereof or involves payment or receipt after the date hereof of amounts in excess of $10,000 outside the ordinary course of business, except this Agreement and the transactions contemplated hereby; or

               (k) negotiation or agreement by TransLink or any TransLink Shareholder to do any of the things described in the preceding clauses (a) through (j), other than negotiations with Active regarding the transactions contemplated by this Agreement.

          3.10  Agreements and Commitments.    TransLink is not a party to any
                --------------------------
oral or written agreement, obligation or commitment of a type which is described below, except as disclosed on Schedule 3.10:

               (a) any contract, commitment, letter contract, quotation, purchase order, bid or proposal providing for payments by or to TransLink in an amount in excess of $10,000 per year;

               (b) any license agreement as licensor or licensee (other than forms of standard non-exclusive software licenses granted to end-user customers in the ordinary course of business and consistent with past practice);

               (c) any agreement by TransLink to encumber, transfer, grant rights to use or sell rights in or with respect to any Intellectual Property (as defined in Section 3.11 hereof) (except for non-exclusive software licenses granted to end-user customers in the ordinary course of business, consistent with past practice, the form of which has been provided to Active or its counsel);

               (d) any agreement for the sale or lease of real or personal property involving more than $10,000 per year;

               (e) any dealer, distributor, sales representative, original equipment manufacturer, value added remarketer or other agreement for the reasonably anticipated distribution of more than $10,000 of TransLink's products during the term of such agreement;

               (f) any joint venture contract or arrangement or any other agreement that involves a sharing of profits with other persons;

               (g) any contract for goods or services involving more than $10,000 per year;

               (h) any agreement or other document relating to noncompetition covenants by TransLink, the TransLink Shareholders, or TransLink's employees or contractors;

               (i) any instrument evidencing indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee or otherwise, except for trade indebtedness and advances to employees and contractors incurred in the ordinary course of business, consistent with past practice;

               (j) any collective bargaining agreement;

               (k) any agreements that contain any unpaid severance liabilities or obligations;

               (l) any bonus, deferred compensation, incentive compensation, pension, profit-sharing or retirement plans, or any other employee benefit plans or arrangements;

               (m) any employment or consulting agreement, contract or commitment with an employee, contractor or individual consultant or salesperson or consulting or sales or distribution agreement, contract or commitment with a firm or other organization not terminable by TransLink on thirty (30) days' notice without liability;

               (n) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

               (o) any fidelity or surety bond or completion bond;

               (p) any agreement of indemnification or guaranty, including, without limitation, agreements with officers, directors, consultants, advisors and suppliers;

               (q) any agreement, contract or commitment relating to the disposition or acquisition of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise;

               (r) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit; or

               (s) any other agreement, contract or commitment that involves amounts in excess of $10,000 or is not cancelable without penalty within 30 days.

          3.11  Intellectual Property.
                ---------------------

               (a) TransLink owns, or is licensed or otherwise possesses legally enforceable rights to use all copyrights and any applications therefor, technology, know-how and tangible and intangible proprietary information or material, and to the best of TransLink's knowledge owns, or is licensed or otherwise possesses legally enforceable rights to use all patents, trademarks, trade names, service marks, that are used or currently proposed to be used in the business of TransLink as currently conducted or as currently proposed to be conducted that are material to such business or where the failure to have such right would result or would reasonably be expected to result in a Material Adverse Effect (the "Intellectual Property"). Schedule 3.11(a) of the Disclosure Schedules sets forth a true and complete list of all patents and patent applications, registered and unregistered trademarks and service marks, registered copyrights, trade names and service marks and any applications therefor, included in the Intellectual Property, and specifies the jurisdictions in which each such Intellectual Property has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners.

               (b) TransLink is not in violation of, and the execution and delivery of this Agreement will not impair TransLink's rights (or alter the rights or obligations of any third person that is a party to any agreement, license or sublicense with TransLink) under or violate, any license, sublicense or other agreement. No claims with respect to the Intellectual Property, any trade secret of TransLink or any patents, trademarks, tradenames, service marks, copyrights or any applications therefor, technology, know-how, trade secrets or tangible or intangible proprietary information or material of any third party ("Third Party Intellectual Property Rights") (to the extent arising out of any use, reproduction or distribution of such Third Party Intellectual Property Rights by or through TransLink), have been asserted or are threatened by any person or entity against TransLink, nor does TransLink know of any valid grounds for any claims (i) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed by TransLink infringes on any patent, trademark, trade name, service mark, copyright or trade secret; (ii) against the use by TransLink of any patents, trademarks, trade names, service marks, copyrights, technology or trade secret used in TransLink's business as currently conducted or as currently proposed to be conducted; (iii) challenging the ownership, validity, enforceability or effectiveness of any Intellectual Property or any trade secret of TransLink or (iv) challenging TransLink's license or legally enforceable right to use any Third Party Intellectual Property Rights.

               (c) TransLink has no knowledge of any material unauthorized use, infringement or misappropriation of any Intellectual Property by any third party, including any employee, contractor, former employee or former contractor of TransLink. Schedule 3.11(c) of the Disclosure Schedules sets forth a true and complete list of all employees, contractors, former employees and former contractors who have been involved in the development of all patents, registered and unregistered trademarks and service marks, registered copyrights, trade names and service marks and any applications therefor, included in the Intellectual Property.

               (d) TransLink, after due inquiry, does not have any knowledge that any Intellectual Property or trade secret of TransLink is subject to any outstanding order, judgment, decree, stipulation or agreement restricting in any manner the licensing thereof by TransLink. TransLink does not have any knowledge that any Third Party Property Right is subject to any outstanding order, judgement, decree, stipulation or agreement restricting in any manner the licensing thereof by TransLink. TransLink has not entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, any trade secret of TransLink or any Third Party Intellectual Property Right other than pursuant to licenses to customers in the ordinary course of business.

          3.12  Transactions with Affiliates.    No current director or officer
                ----------------------------
of TransLink or a member of his or her immediate family has or has had, directly or indirectly, (i) an interest in any entity which furnished or sold, or furnishes or sells, services or products which TransLink furnishes or sells, or proposes to furnish or sell, or (ii) any interest in any entity which purchases from or sells or furnishes to TransLink, any goods or services, or (iii) a beneficial interest in any contract or agreement listed or identified or required to be listed or identified in the Disclosure Schedules (under any section or subsection thereof); provided, that ownership of no more than 5% of the outstanding voting stock of a publicly traded corporation shall not be deemed an "interest in any entity" for purposes of this Section 3.12.

          3.13  Compliance with Laws; Governmental Authorizations.    TransLink
                -------------------------------------------------
has complied, and will be on the Closing Date in full compliance, in all material respects with all applicable, laws, ordinances, regulations and rules, and all orders, writs, injunctions, awards, judgments and decrees, known to be applicable to TransLink (after due inquiry or consultation with TransLink's legal counsel) or to the assets, properties and business of TransLink.
TransLink has made all material filings with third parties, including government agencies and authorities, that are necessary in connection with its present business. The Disclosure Schedules sets forth a true and complete list of each material federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization issued to TransLink (i) pursuant to which TransLink currently operates or holds any interest in any of its properties or
(ii) which is required for the operation of its business or the holding of any such interest (herein collectively referred to as "TransLink Authorizations"). The TransLink Authorizations are in full force and effect and constitute all authorizations required to permit TransLink to operate or conduct its business or hold any interest in its properties.

          3.14  Employees and Contractors.
                -------------------------

               (a) Set forth on Schedule 3.14(a) of the Disclosure Schedules is a true and complete list of all current employees and contractors of TransLink, including date of hire, position, accrued vacation, wage or salary and bonus status. In addition, TransLink has provided to Active or its legal counsel true and complete copies of all written, and to TransLink's knowledge a description of the terms of all oral, employment contracts, development contracts and consulting contracts of TransLink. All such contracts are valid and are in full force and effect in all material respects, and neither TransLink, nor to the knowledge of TransLink, any other party, is in breach or default of any such contract. TransLink has no written or oral agreement or commitment to pay any person anything of value upon or in connection with the termination of such person's employment or engagement by TransLink.

               (b) All past and present directors, officers, employees, contractors and consultants of TransLink who have had and who have access to the Intellectual Property or other proprietary information of TransLink, have executed and delivered to TransLink agreements regarding the confidentiality and non-disclosure of such Intellectual Property and proprietary information and the assignment of all intellectual property rights to TransLink. TransLink has provided to Active or its legal counsel true and complete copies of the form of all such agreements. With respect to TransLink, and to TransLink's knowledge with respect to the other party, all such agreements are valid and remain in full force and effect, and neither TransLink, nor to TransLink's or the TransLink Shareholders' knowledge, any other party is in breach or default of any such agreement.

               (c) TransLink has no knowledge of any employee or contractor of TransLink who intends to leave TransLink's employ and, to TransLink's knowledge, all such employees and contractors are capable of freely contracting with Active for full time employment upon consummation of the transactions contemplated by this Agreement.

               (d) To TransLink's knowledge, no employee or contractor of TransLink is in material violation of any contract or agreement, or any restrictive covenant, relating to the right of any such employee or contractor to be employed by TransLink or with respect to security clearance, trade secrets or proprietary information of others, and the employment of any employee or contractor of TransLink does not subject TransLink to any liability to any third party.

               (e) Set forth on Schedule 3.14(e) of the Disclosure Schedules is a true and complete list of all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements, and any current employment or executive compensation or severance agreements, written or otherwise, for the benefit of, or relating to, any current or former employee of TransLink or with respect to any such plans which are subject to Code Section 401(a) any trade or business (whether or not incorporated) which is a member or which is under common control with TransLink (an "ERISA Affiliate") within the meaning of
Section 414 of the Code, or any Subsidiary of TransLink (together, the "Employee Plans").

               (f) None of the Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person except as required by applicable law, including but not limited to COBRA.

               (g) All Employee Plans are in compliance in all material respects with the requirements prescribed by any and all applicable statutes (including ERISA and the Code), orders or governmental rules and regulations currently in effect with respect thereto (including all applicable requirements for establishment of a plan and trust, reporting and disclosure, claims procedures, fulfillment of fiduciary duties and notification to participants or beneficiaries or the Department of Labor, Internal Revenue Service (the "IRS") or Secretary of the Treasury), and TransLink has performed all obligations required to be performed by it under, is not in default under or violation of any of the Employee Plans, except as would not have a Material Adverse Effect. There is no suit, administrative proceeding, action or other litigation pending or, to the knowledge of TransLink, threatened against TransLink with respect to any such Employee Plan (other than routine claims for benefits).

               (h) Each Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code either has received a favorable determination letter with respect to each such Employee Plan from the IRS, has pending before the IRS an application for such determination letter for each such Employee Plan or still has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such a determination letter and to make any amendments necessary to obtain a favorable determination;

               (i) No Employee Plan is or has been subject to, and TransLink has not incurred or does not expect to incur any liability under, Title IV of ERISA or Section 412 of the Code; and

               (j) Subject to the limitations of applicable law, each Employee Plan may be terminated or consolidated, at Active's option, after the Closing.

               (k) Each Employee Plan has been maintained in substantial compliance with its terms, and all contributions, premiums or other payments due from TransLink to (or under) any such Employee Plan have been fully paid or adequately provided for on the Financial Statements. All accruals thereon (including, where appropriate) proportional accruals for partial periods) have been made in accordance with generally accepted accounting principles consistently applied on a reasonable basis. There has been no amendment, written interpretation or announcement (whether or not written) by TransLink with respect to, or change in employee participation or coverage under, any Employee Plan that would increase materially the expense of maintaining such plans or arrangements, individually or in the aggregate, above the level of expense incurred with respect thereto for the most recent fiscal year included in the Financial Statements.

               (l) TransLink has furnished to Active or its counsel complete, accurate and current copies of all Employee Plans and all amendments, documents, correspondence and filings relating thereto, including but not limited to any statements, filings, reports or returns filed with any governmental agency with respect to the Employee Plans at any time within the two year period ending on the date hereof.

          3.15  No Brokers.    TransLink is obligated for the payment of fees
                ----------
and expenses of Dain Rauscher Wessels in connection with the origin, negotiation or execution of this Agreement or in connection with the transactions contemplated by this Agreement. The fees and expenses to be paid to Dain Rauscher Wesseles shall be paid out of the Merger Consideration at the time of the Closing as set forth in Section 3.15 of the Disclosure Schedules.

          3.16  Full Disclosure.    None of the representations or warranties
                ---------------
made by TransLink (as modified by the information set forth in the Disclosure Schedules), nor any statement made in any Schedule or certificate furnished by TransLink to Active pursuant to this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements of facts contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

          3.17  No Reliance on Representations Regarding Forecasts.   In the
                --------------------------------------------------
negotiation and consideration of the transaction contemplated by this Agreement, TransLink has not relied upon any information or documents concerning Active and its business condition except (i) information and documents that are publicly available, and (ii) representations and warranties made by Active in this Agreement.

          3.18  Books and Records.    Set forth on Schedule 3.18 of the
                -----------------
Disclosure Schedules is a true and complete list and description of all banks or other financial institutions (including brokerage firms and money market mutual funds) in which TransLink keeps accounts, deposits, or cash balances or safety deposit boxes, including addresses, account and identification numbers, and the names of all persons who have the authority to draw on such deposits, accounts or balances or who have access to such boxes.

          3.19  Insurance.    Set forth in Schedule 3.19 of the Disclosure
                ---------
Schedules is a true and complete list of all insurance policies covering the assets, business, equipment, properties, operations, employees, contractors, officers and directors of TransLink and all claims, including claims existing but not yet made, under any such insurance policy since the date of TransLink's inception. There is no claim by TransLink pending under any of such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies. All premiums payable under all such policies and bonds have been paid and TransLink is otherwise in compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). TransLink has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

          3.20  Customers.    To TransLink's knowledge, no material customer of
                ---------
TransLink has indicated that such customer intends or has under consideration a proposal to cease doing business with or to materially alter the amount of business done with TransLink in the normal course of business or as a result of the transaction contemplated herein.

          3.21  Accounts Receivable.  Set forth in Schedule 3.21 of the
                -------------------
Disclosure Schedules is a complete list of the accounts and notes receivable of TransLink as of the Date of the Financial Statements, aged by customer or debtor, as the case may be. All receivables of TransLink arose in the ordinary course of business at the aggregate amounts thereof, and are carried at values determined in accordance with GAAP consistently applied. To TransLink's knowledge, none of the receivables of TransLink is subject to any claim of offset, recoupment, set-off or counterclaim and there are no facts or circumstances (whether asserted or unasserted) that would give rise to any such claim. No receivables are contingent upon the performance by TransLink of any obligation or contract. No person has any lien, charge, pledge, security interest or other encumbrance on any of such receivables and no agreement for deduction or discount has been made with respect to any of such receivables.

          3.22  Title to Properties.
                -------------------

               (a) Schedule 3.22 of the Disclosure Schedules sets forth a true and complete list of all real property owned or leased by TransLink, and, in the case of leased real property, the name of the lessor the aggregate monthly rental or other fee payable under any such lease and any cancellation provisions set forth in such lease. All such leases are in full force and effect and TransLink has not breached, or received any claim or threat that it has breached, any of the terms or conditions of any such lease.

               (b) TransLink has good and marketable title to or in the case of leased properties and assets, valid leasehold interests in, all of its assets free and clear of all liens, charges or encumbrances. All leases of real or personal property to which TransLink is a party are fully effective and afford TransLink peaceful and undisturbed possession of the subject matter of the lease.

          3.23  Condition of Personal Property.  Schedule 3.23 of the
                ------------------------------
Disclosure Schedules sets forth a true and complete list of all of TransLink's tangible personal property, equipment and fixtures used in its business. All such property, equipment and fixtures are in good condition, reasonable wear and tear excluded, or in reasonably repairable condition, are valued at their historical cost less applicable depreciation.

          3.24  Environmental Matters.
                ---------------------

               (a) No underground storage tanks and no amount of any substance that has been designated by any state or federal Governmental Entity or by applicable state law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to such laws, but excluding office and janitorial supplies properly and safely maintained (a "Hazardous Material"), is present, as a result of the actions of TransLink, or, to TransLink's and the TransLink Shareholders' knowledge, as of result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that TransLink has at any time owned, operated, occupied or leased.

               (b) At no time prior to Closing Date has TransLink transported, stored, used, manufactured, disposed of, released or exposed its employees, contractors or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has TransLink disposed of, transported, sold or manufactured any product containing a Hazardous Material (collectively "Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any state or federal Governmental Entity to prohibit, regulate or control Hazardous Materials or any Hazardous Materials Activities.

               (c) TransLink currently holds all environmental approvals, permits, licenses, clearances and consents (the "Environmental Permits") necessary for the conduct of TransLink's Hazardous Material Activities and other business activities of TransLink that are material to such activities or where the failure to have such Environmental Permits would result or reasonably be expected to result in a Material Adverse Effect.

               (d) No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending or, to the knowledge of TransLink, threatened, concerning or relating to TransLink, any Environmental Permit or any Hazardous Materials Activity of TransLink. TransLink is not aware of any fact or circumstance that could involve TransLink in any environmental litigation or impose upon TransLink any environmental liability that would have a Material Adverse Effect.

          3.25  Minute Books.  The minute books of TransLink made available to
                ------------
counsel for Active contain true and complete minutes of all meetings of directors (and any committee thereof) and shareholders or actions by written consent since the time of incorporation of TransLink.

          3.26  Complete Copies of All Materials.  TransLink has delivered or
                --------------------------------
made available true and complete copies of each document (or summaries of same that are true and complete in all material respects) which has been requested by Active or its counsel.

     4.  Representations and Warranties of Active and Sub. Active and Sub hereby
         ------------------------------------------------
represent and warrant to TransLink as follows:

          4.1  Existence; Good Standing.    Active is a corporation duly
               ------------------------
incorporated, validly existing and in good standing under the laws of the State of Delaware. Sub is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware. Each of Active and Sub is duly qualified to do business as a foreign corporation and is in good standing under the laws of any jurisdiction in which the character of the properties owned or leased by Active or Sub therein or in which the transaction of its business makes such qualification necessary, except for jurisdictions in which the failure to be so qualified or to be in good standing would not have a Material Adverse Effect (as such term is defined at the beginning of this Section 3, except that it shall refer to Active, Sub and Active's other Subsidiaries) on Active. Each of Active and Sub has all requisite corporate power and authority to own its properties and carry on its business as now conducted.

          4.2  Power, Authorization and Validity of Active and Sub.    Each of
               ---------------------------------------------------
Active and Sub has all requisite legal and corporate power and authority to enter into and perform its respective obligations under this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved and authorized by all necessary action (corporate or other) on the part of Active and Sub.

          This Agreement and the Ancillary Agreements have been duly or will be executed and delivered by Active and Sub and constitute valid and binding obligations of Active and Sub, enforceable in accordance with their respective terms subject to the effect, if any, of applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect and to general equitable principles.

          No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Active or Sub in connection with the execution and delivery of this Agreement or any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby except for (i) the filing of the Certificate with the Secretary of State of the State of Delaware and the filing of the Articles of Merger with the Secretary of State of the State of Washington, and (ii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws.

          4.3  SEC Documents; Active Financial Statements.     Active has
               ------------------------------------------
furnished or made available to TransLink complete copies of all reports or registration statements filed by it with the SEC under the Securities Exchange Act of 1934 (the "Exchange Act") for all periods subsequent to January 1, 1999, all in the form so filed (all of the foregoing being collectively referred to as the "SEC Documents"). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed documents with the SEC. Active currently complies, and it shall use its diligent efforts to continue to comply with, the requirements for use of a Form S-3 Registration Statement. The financial statements of Active, including the notes thereto, included in the SEC Documents (the "Active Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated in the notes thereto) and present fairly the consolidated financial position of Active at the dates thereof and of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal audit adjustments and the inclusion of footnotes). There has been no change in Active accounting policies except as described in the notes to the Active Financial Statements.

          4.4  Full Disclosure.   No representation or warranty by Active or
               ---------------
Sub in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements or facts contained therein in light of the circumstances under which such statements were made, not misleading.

          4.5  Investment.    Active is acquiring the TransLink Common Stock for
               ----------
its own account for investment, and not with a view to, or for resale in connection with, the distribution thereof in violation of federal or state securities laws and with no present intention of distributing or reselling any part thereof.

          4.6  No Brokers.    Neither Active nor Sub is obligated for the
               ----------
payment of fees or expenses of any investment banker, broker or finder in connection with the origin, negotiating or execution of this Agreement or in connection with the transactions contemplated by this Agreement.

          4.7  Valid Issuance.    The Active Common Stock will, when issued in
               --------------
accordance with the provisions of this Agreement, be validly issued fully paid, nonassessable and issued in compliance with all applicable federal and state securities laws binding on Active.

          4.8  Litigation.    There is no action, suit, proceeding, claim,
               ----------
arbitration or, to Active's knowledge, investigation, pending, or as to which Active has received any notice of assertion against Active which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement or any Ancillary Agreement.

          4.9  No Material Adverse Change.    Since the date of the balance
               --------------------------
sheet included in Active's most recently filed report on Form 10-Q, there has not occurred: (a) any transaction which would result in a Material Adverse Effect with respect to Active; (b) any amendment or change in the Articles of Incorporation or Bylaws of Active; or (c) any damage to, destruction or loss of any assets of Active, whether or not covered by insurance, that would result in a Material Adverse Effect with respect to Active.

          4.10  No Violation.    The execution, delivery and performance of this
                ------------
Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby do not and will not conflict with or result in a violation of the Certificate of Incorporation or Bylaws (or similar instruments) of Active or Sub or any judgment, order or decree of any court or government authority binding upon Active or Sub, or, to Active's and Sub's knowledge, any material conflict with or breach or default under any material agreement to which Active or Sub is a party.

     5.   Covenants of TransLink.
          ----------------------

          5.1  Interim Operations.
               ------------------

               (a) During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time of the Merger, except as set forth in the Disclosure Schedule, and unless Active has consented in writing thereto, TransLink:

                    (i) Shall conduct its operations according to its usual, regular and ordinary course in substantially the same manner as heretofore conducted;

                    (ii) To the extent consistent with its business, shall use commercially reasonable efforts to preserve intact its business organization and goodwill, keep available the services of its officers, employees and contractors and maintain satisfactory relationships with those persons having business relationships with it;

                    (iii) Shall promptly notify Active of any Material Adverse Effect, any material litigation or material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the material breach of any representation or warranty contained herein;

                    (iv) Shall not (A) issue any shares of its capital stock, effect any stock split or otherwise change its capitalization as it existed on the date hereof; (B) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any shares of its capital stock; (C) increase any compensation, make payment of cash bonuses to, or enter into or amend any employment agreement with any of its present or future officers, directors, employees or contractors except for normal increases consistent with past practice; (D) grant any severance or termination package to any employee, contractor or consultant; or (E) adopt any new employee benefit plan (including any stock option, stock benefit or stock purchase plan) or amend any existing employee benefit plan in any material respect, except to the extent required by applicable law or under the terms of this Agreement;

                    (v) Shall not enter into any agreement or transaction, or agree to enter into any agreement or transaction, outside the ordinary course of business, including, without limitation, any transaction involving a merger, consolidation, joint venture, license agreement partial or complete liquidation or dissolution, reorganization, recapitalization, restructuring or a purchase, sale, lease or other disposition of a material portion of assets or capital stock;

                    (vi) With the exception of licenses entered into in the ordinary course of business, shall not transfer to any person or entity any rights to the Intellectual Property Rights;

                    (vii) Except in the ordinary course of business, with prior notice to Active, shall not violate, amend, or otherwise change the terms of any of the contracts set forth in the Disclosure Schedules;

                    (viii) Shall not commence a lawsuit other than for: the routine collection of bills (other than against customers or vendors of Active and its Subsidiaries of which Active or its counsel have received notice); or for injunctive relief on the grounds that TransLink has suffered immediate and irreparable harm not compensable in money damages provided TransLink has obtained the prior written consent of Active, such consent not to be unreasonably withheld; or for breach of this Agreement;

                    (ix) Shall not take any other action which could reasonably be expected to cause a major customer or supplier or key employee or contractor to terminate its relationship with TransLink;

          (b) Dividends; Changes in TransLink Common Stock.  TransLink shall not
              --------------------------------------------
and shall not propose (i) to declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect to any of its capital stock, (ii) to split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of TransLink; or (iii) to repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock.

          (c) Governing Documents.  TransLink shall not amend its Articles
              -------------------
of Incorporation or Bylaws.

          (d) Exclusivity; Acquisition Proposals.  Until the earlier of the
              ----------------------------------
Effective Time of the Merger or the date this Agreement shall have been terminated by either party pursuant to Section 9.1 hereof, TransLink shall not (nor will it permit any of its officers, directors, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than Active and its designees: (i) solicit, encourage, initiate or participate in any negotiations, inquiries or discussions with respect to, any offer or proposal to acquire all or substantially all of its business and properties or capital stock whether by merger, purchase of assets, tender offer or otherwise, (ii) enter into or execute any agreement or plan of reorganization, merger agreement, or other agreement relating to the sale of all or substantially all of its business and properties whether by merger, purchase of assets, tender offer or otherwise, or (iii) otherwise materially assist or cooperate with any person to make any proposal to purchase all or any part of the capital stock or assets of TransLink or any of its Subsidiaries, other than inventory in the ordinary course of business, provided, however, that nothing contained herein shall prohibit TransLink from making any disclosure or otherwise taking any action required by law or required for the TransLink Board of Directors to comply with their fiduciary duties. In the event TransLink shall receive any bona fide offer, proposal or request, directly or indirectly, of the types referred to in clause (i), (ii) or (iii) above, it shall immediately, and prior to taking any action in response thereto, inform Active as to all material facts concerning any such offer or proposal and, except as otherwise required by law, including fiduciary duties required by law, will thereafter cooperate with Active by continuing to furnish to Active any additional information it may at any time request.

          (e) No Acquisitions.  TransLink shall not acquire or agree to acquire,
              ---------------
by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets, except in the ordinary course of business consistent with prior practice.

          (f) No Dispositions.  TransLink shall not sell, lease, license or
              ---------------
otherwise dispose of any of their assets, except in the ordinary course of business consistent with prior practice.

          (g) Indebtedness.  TransLink shall not incur any indebtedness for
              ------------
borrowed money or guarantee any such indebtedness or issue or sell any debt securities of

TransLink or guarantee any debt securities of others, in each case other than in the ordinary course of business consistent with prior practice.

          5.2  Breach of Representations and Warranties.    TransLink shall not
               ----------------------------------------
take any action that would breach or cause to be inaccurate any of the representations and warranties set forth in Section 3. Promptly after becoming aware of the occurrence of or the pending or threatened occurrence of any event that could cause or constitute such a breach or inaccuracy, TransLink shall give detailed notice thereof to Active and shall use its diligent efforts to prevent or remedy such breach or inaccuracy promptly.

          5.3  Consents.  After execution of this Agreement, TransLink shall
               --------
promptly apply for or otherwise seek, and use its diligent efforts to obtain, all consents and approvals required for the constitution of the Merger including the unanimous written consent of the TransLink Shareholders to the Merger contemplated by this Agreement.

          5.4  Best Efforts.  TransLink shall use its best efforts to
               ------------
effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to Closing under this Agreement, except to the extent necessary for the TransLink Board of Directors to comply with their fiduciary duties.

          5.5  Tax Returns.  TransLink shall timely file or cause to be filed
               -----------
all tax returns, reports and information statements required to be filed by it.

     6.  Covenants of Active.    During the period from the date of this
         -------------------
Agreement and continuing until the Effective Time of the Merger, Active agrees (except to the extent that TransLink shall otherwise consent in writing) that:

          6.1  Breach of Representations and Warranties.  Active shall not
               ----------------------------------------
take any action that would breach or cause to be inaccurate any of the representations and warranties set forth in Section 4. Promptly after becoming aware of the occurrence of or the pending or threatened occurrence of any event that would cause or constitute such a breach or inaccuracy, Active shall give detailed notice thereof to TransLink and shall use its best efforts to prevent or promptly remedy such breach or inaccuracy.

          6.2  Consents.  After execution of this Agreement, Active shall
               --------
promptly apply for or otherwise seek, and use its best efforts to obtain, all consents and approvals required or that TransLink may reasonably request for the consummation of the Merger. Notwithstanding the foregoing, in no event shall Active or any of its affiliates have any obligation to divest, or agree to divest, any assets as a condition to obtaining any consent or approval necessary to consummate the Merger.

          6.3  Best Efforts.  Active shall use its best efforts to effectuate
               ------------
the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to Closing under this Agreement.

     7.  Additional Agreements.  In addition to the foregoing, Active and
         ---------------------
TransLink each agree to take the following actions after the execution of this Agreement;

          7.1  Access to Information.  TransLink and Active shall each afford
               ----------------------
the other and their respective accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time of the Merger to (a) all of their respective books, contracts, commitments and records, and (b) all other information concerning the business, properties and personnel of TransLink and Active as the other party may reasonably request, provided that access to information concerning Active shall be limited to inquiry concerning information that has otherwise been publicly disclosed. No information or knowledge obtained in any investigation pursuant to this Section 7.1 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

          7.2  Legal Conditions to the Merger.  Each of the parties shall take
               -------------------------------
all reasonable actions necessary to comply promptly with all legal requirements that may be imposed on such parties with respect to the Merger and will promptly cooperate with and furnish information to such other parties in connection with any such requirements imposed upon such other parties in connection with the Merger. Each of the parties shall take all reasonable actions to obtain (and to cooperate with such other parties in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity, or other third party, required to be obtained or made by the parties in connection with the Merger or the taking of any action contemplated thereby or by this Agreement or the Certificate.

          7.3  Employee Stock Options.  Prior to the Effective Time of the
               -----------------------
Merger, TransLink will obtain optionholder approval to amend the TransLink Stock Plan to allow for the continued vesting of options following the consummation of the Merger. Active will file a Form S-8 Registration Statement covering the shares of Active Common Stock issuable upon the exercise of Options and cause such shares to be registered under the Securities Act no later than the business day that is two (2) weeks following the date of the Effective Time of the Merger and will maintain such registration in effect until the exercise or termination of all of the Options.

          7.4  TransLink Employee Benefits.  Active shall take such actions as
               ---------------------------
it deems appropriate to make available as promptly as is reasonably practicable to TransLink employees and contractors such benefits (including vacation, medical, dental, life and disability insurance, and participation in other company-wide plans) as are generally made available to employees of Active, or benefits that taken as a whole are reasonably equivalent thereto, provided that this Section 7.4 shall not obligate Active to maintain or continue any specific benefits in effect for any period of time, it being the intent of the parties solely to provide that the benefits to employees and contractors of TransLink be reasonably equivalent to the benefits to Active employees as in effect from time to time. Active shall give each employee of TransLink who continues employment with Active full credit for services performed for TransLink for purposes of eligibility, vesting, benefit accrual and determination of the level of benefits under Active's employee benefit plans and arrangements.

          7.5  Expenses.  Whether or not the Merger is consummated, all costs
               --------
and expenses incurred in connection with this Agreement, the Certificate and the transactions contemplated hereby and thereby, together with other business expenses, shall be paid by the party incurring such expense. The costs and expenses, including the reasonable fees and expenses of TransLink's legal counsel and accounting firm, incurred by TransLink in connection with this Agreement and the transactions contemplated hereby shall not exceed $100,000 in the aggregate, and all such costs and expenses of TransLink's legal counsel shall be paid out of the Merger Consideration at the time of the Closing.

          7.6  Additional Agreements.  In case at any time after the Effective
               ---------------------
Time of the Merger any further action is reasonable and necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either Active or TransLink, the proper officers and directors of each corporation which is a party to this Agreement shall take all such reasonable and necessary action.


          7.7  Public Announcements.  Active and TransLink shall cooperate
               --------------------
with each other in releasing information concerning this Agreement and the transactions contemplated herein. Where practicable each of the parties shall furnish to the other drafts of all releases prior to publication. Nothing contained herein shall prevent either party at any time from furnishing any information to any governmental agency or prevent Active from issuing any release when it believes it is legally required to do so.

          7.8  Confidentiality.   Each party hereto shall treat, and shall
               ---------------
cause its accountants, counsel and other representatives to treat, as confidential all confidential documents and information concerning the other party and its Subsidiaries furnished by the other party to such party in connection with the transactions contemplated by this Agreement, except to the extent that such information or documents (i) at the time of its disclosure to the receiving party by or on behalf of the disclosing party is already known or available to the receiving party or its Subsidiaries, provided that the receiving party or its Subsidiaries are not subject to similar restrictions of confidentiality as set forth herein with a third party with respect to such information (ii) is or becomes known or available to the public other than as a result of an unauthorized disclosure by the receiving party or its directors, officers, employees, contractors, agents, representatives or advisors (iii) becomes known or available to the receiving party or its Subsidiaries without similar restrictions of confidentiality as set forth herein from a source other than the disclosing party, provided that such source is not known by the receiving party, after reasonable inquiry, to be bound by a confidentiality agreement with, or without obligation of secrecy to, the disclosing party which would prohibit such disclosures to the receiving party by such other party (iv) is independently generated by the receiving party or its Subsidiaries and not derived from confidential information or (v) is required to be disclosed by the receiving party or its Subsidiaries by law, regulation, court order or other legal process, using the same standard of care to protect such confidential documents or information as is used by the receiving party to protect its own confidential data or information. Subject to the foregoing, each party hereto will not release or disclose such information or documents to any person other than its representatives in connection with this Agreement. In the event that any party or any of its representatives is requested or required to disclose any of the confidential information referred to above, such party will provide the other party with prompt notice of any such request or requirement so that the other party may seek a protective order or waive such party's compliance with this Section 7.8. If, failing the entry of a protective order or the receipt of a waiver hereunder, such party is, in the opinion of its counsel (which may be internal counsel), compelled to disclose such confidential documents or information, such party may, subject to prior notification thereof, disclose that portion of such confidential documents or information which its counsel advises that such party is compelled to disclose. In any event, any party hereto will not oppose action by, and such party will cooperate with, the other party to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded such confidential information. In the event of the termination of this Agreement, each party, and shall cause its representatives to, deliver to the other party the originals of all documents obtained by such party or on behalf of such party from the other party in connection with this Agreement, whether so obtained before or after the execution hereof, and such party shall, and shall cause its representatives to, destroy all copies thereof; provided, that counsel to each
                                                --------
party shall be entitled to keep one copy of each such document for use in the event of litigation or arbitration. The obligations contained in this Section
7.8 shall terminate four years after the date hereof.

          7.9  FIRPTA Compliance.    TransLink agrees to deliver to Active, on
               -----------------
or prior to the Effective Time of the Merger, a statement executed on its behalf by its chief executive officer or president in such form as reasonably requested by counsel for Active conforming to the requirements of Treasury Regulation
Section 1.897-2(h)(l)(i) and further agrees to provide the notification, if any, to the Internal Revenue Service required pursuant to Treasury Regulation Section 1.897-2(h)(2).

          7.10  NASD and SEC Filings.    Active shall use diligent efforts to
                --------------------
remain in compliance with the reporting obligations of all applicable governmental acts, rules and regulations of any Governmental Entity, including without limitation the Exchange Act and to remain listed on The Nasdaq National Market or other comparable exchange, to the extent necessary to permit Active Common Stock to be traded under Rule 144. In addition, Active shall use diligent efforts to continue to qualify for the use of a Form S-3 registration statement and to file with the Nasdaq National Market, when and if required, a Notification for the Listing of Additional Shares.

          7.11  Tax-Free Reorganization.    Active shall treat the Merger as a
                -----------------------
reorganization within the meaning of Section 368(a) of the Code, and shall comply with all reporting requirements related thereto and shall not take any action not otherwise contemplated by this Agreement and the exhibits hereto that would reasonably be expected to cause the Merger to fail to qualify as a reorganization.

          7.12  Voting Agreements.   All officers, directors and holders of 5%
                ------------------
or more of the outstanding Common Stock and Preferred Stock of TransLink shall have delivered to Active and Sub, on the date of this Agreement, executed Voting Agreements in the form attached hereto as Exhibit D.
                                          ---------

          7.13  Registration Rights.
                -------------------

               (a)  Definitions.  For purposes of this Section 7.13:
                    -----------

                    (i) The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the subsequent declaration or ordering of
              --------------
the effectiveness of such registration statement or document.

                    (ii)  The term "Registrable Securities" means:

                          (A) the Active Common Stock issued pursuant to the
terms of this Agreement; and

                          (B) any other shares of Common Stock of Active issued
as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Active Common Stock, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his or her rights under this Agreement are not assigned; provided, however, that Active Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under
Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale.

                    (iii) The number of shares of "Registrable Securities then outstanding" shall mean the number of shares of Active Common Stock outstanding which are, and the number of shares of Active Common Stock issuable pursuant to the then exercisable or convertible securities which are, Registrable Securities;

                    (iv) The term "Holder" means any holder of outstanding Registrable Securities who, subject to the limitations set forth in Section 7.13(g) below, acquired such Registrable Securities in a transaction or series of transactions not involving any registered public offering;

                    (v) The term "Form S-3" means such form under the Securities Act as in effect on the date hereof or any successor form under the Securities Act; and

                    (vi) The term "SEC" means the Securities and Exchange Commission.

               (b)  Form S-3 Registration.  In case Active shall receive from
                    ---------------------
any Holder or Holders of not less than twenty-five percent (25%) of the Registrable Securities then outstanding a written request or requests that Active effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, Active will:

                    (i) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders;

                    (ii) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 20 days after receipt of such written notice from Active; provided, however, that Active shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 7.13(b):

                          (A) if Form S-3 is not available for such offering by
the Holders;

                          (B) if the Holders, together with the Holders of any
other securities of Active entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $500,000;

                          (C) if Active shall furnish to the Holders a
certificate signed by the President of Active stating that in the good faith judgment of the Board of Directors of Active, it would be seriously detrimental to Active and its stockholders for such Form S-3 Registration to be effected at such time, in which event Active shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 90 days after receipt of the request of the Holder or Holders under this 7.13(b); provided, however, that Active shall not utilize this right more than once in any twelve month period ;

                          (D) if Active has already effected two registrations
on Form S-3 for the Holders; or

                          (E) in any particular jurisdiction in which Active
would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance unless Active is already subject to service in such jurisdiction and except as may be required by the Securities Act.

                    (iii) Subject to the foregoing, Active shall file a registration statement on Form S-3 covering the Registrable Securities and other securities so requested to be registered promptly after receipt of the request or requests of the Holders. All expenses incurred in connection with a registration requested pursuant to Section 7.13, including (without limitation) all registration, filing, qualification, printer and accounting fees and the reasonable fees of one special counsel to the selling Holders shall be borne by Active. Active shall not be required to pay any underwriters' or brokers' fees, discounts or commissions relating to the Registrable Securities.

               (c)  Obligations of Active.  Whenever required under Section 7.1
                    ---------------------
3(b) to effect the registration of any Registrable Securities, Active shall, as expeditiously as reasonably possible:

                    (i) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 45 days or such shorter period during which the Holders complete the distribution described in the registration statement relating thereto, whichever first occurs.

                    (ii) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement and to keep such registration statement effective for up to 45 days;

                    (iii) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by Active are then listed;

                    (iv) Furnish to the Holders participating in the registration such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such Holders may reasonably request;

                    (v) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that Active shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions; and

                    (vi) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such Holder, prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectuses as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectuses shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein no misleading in light of the circumstances then existing.

               (d) Furnish Information.  It shall be a condition precedent to
                   -------------------
the obligations of Active to take any action pursuant to this Section 7.13 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities. Active shall have no obligation with respect to any registration requested pursuant to Section 7.13(b) of this Agreement if, as a result of the application of the preceding sentence, the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger Active's obligation to initiate such registration as specified in Section 7.13(b)(ii)(B).

               (e) Indemnification.  In the event any Registrable Securities are
                   ---------------
included in a registration statement under this Section 7.13:

                    (i) To the extent permitted by law, Active will indemnify and hold harmless each Holder and each person, if any, who controls such Holder within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any losses, claims, damages, or
                 ------------
liabilities (joint or several) to which they may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged
                            ---------
untrue statement of a material fact contained in such registration statement, including any final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by Active of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and Active will pay, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 7.13(e)(i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of Active, which consent shall not be unreasonably withheld, nor shall Active be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder or controlling person.

                    (ii) To the extent permitted by law, each selling Holder will indemnify and hold harmless Active, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls Active within the meaning of the Securities Act or the Exchange Act, any other Holder selling securities in such registration statement and any controlling person of any such other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 7.13(e)(ii), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 7.13(e)(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided that in no event shall any indemnity under this Section 7.13(e)(ii) exceed the net proceeds from the offering received by such Holder, unless such liability arises out of or is based on the willful conduct of such Holder.

                    (iii) Promptly after receipt by an indemnified party under this Section 7.13(e) of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7.13(e), deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 7.13(e), but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 7.13(e).

                    (iv) If the indemnification provided in this Section 7.13(e) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                    (v)   The obligations of Active and Holders under this
Section 7.13(e) shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 7.13, and otherwise.

               (f)  Reports Under Securities Exchange Act of 1934.  With a view
                    ---------------------------------------------
to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of Active to the public without registration, Active agrees to use its best efforts to:

                    (i) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times;

                    (ii) file with the SEC in a timely manner all reports and other documents required of Active under the Securities Act and the Exchange Act; and

                    (iii) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (A) a written statement by Active that it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the Exchange Act, (B) a copy of the most recent annual or quarterly report of Active and such other reports and documents so filed by Active, and (C) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration.

               (g)  Assignment of Registration Rights.  The rights to cause
                    ---------------------------------
Active to register Registrable Securities pursuant to Section 7.13(b) may be assigned by a Holder to a transferee or assignee of all of such Holder's Registrable Securities, provided Active is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. The foregoing share limitation shall not apply, however, to transfers by a Holder to any wholly-owned subsidiary or constituent stockholders (if a corporation), partner of the stockholder (if a partnership), or any spouse, son or daughter of the stockholder (if an individual), or to trustees of a trust the beneficiaries of which include the stockholder and any spouse, son or daughter of the stockholder, provided that all such transferees or assignees agree in writing to appoint a single representative as their attorney in fact for the purpose of receiving any notices and exercising their rights under this Section 7.13.

               (h)  Termination of Registration Rights.  The rights granted
                    ----------------------------------
under this Section 7.13 shall terminate upon the earlier of (a) two years following the date of this Agreement, or (b) with respect to any Holder, at such time as such Holder may sell all of such Holder's Registrable Securities in any single three month period pursuant to Rule 144 (or such successor rule as may be adopted).

               (i)  Secondary Public Offering.  In the event that Active
                    -------------------------
undertakes a secondary public offering in which shares of Active are offered by parties other than Active,

Active will use its best efforts to seek the consent of existing holders of registration rights as necessary to permit the sale and distribution of a portion of Holder's or Holders' Registrable Securities, provided that if any Holder shall participate in such registration, all provisions of Sections 7.13
(b); (c) (d) and (e) of this Agreement shall be in effect with regard to such registration and the Holder's participation therein. Nothing in this paragraph shall affect Active's right to withdraw any such registration at any time.

     8.  Conditions Precedent.
         --------------------

          8.1  Conditions to Each Party's Obligation to Effect the Merger.
               ----------------------------------------------------------
The respective obligation of each party to effect the Merger shall be subject to the satisfaction prior to the Closing of the following conditions:

               (a)  Legal Action.  No temporary restraining order, preliminary
                    ------------
injunction or permanent injunction or other order preventing or prohibiting the consummation of the Merger shall have been issued by any Federal or state court of competent jurisdiction and remain in effect, and no litigation seeking the issuance of such an order or injunction, or seeking the imposition against TransLink, the Surviving Corporation or Active of substantial damages if the Merger is consummated, shall be pending that, in the good faith judgment of TransLink's or Active's Board of Directors (acting upon the written opinion of their respective outside counsel) has a reasonable probability of resulting in such order, injunction or damages. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted.

               (b)  Statutes.  No legal or regulatory action shall have been
                    --------
taken, and no statute, rule, regulation or order shall have been enacted, promulgated or issued applicable to the Merger by any Governmental Entity that would (i) make the consummation of the Merger illegal, (ii) prohibit Active's or TransLink's ownership or operation of any portion of the business or assets of TransLink or Active and its Subsidiaries, or compel Active, Sub or TransLink to dispose of or hold separate any portion of the business or assets of TransLink or Active and its Subsidiaries, as a result of the Merger, or (iii) render Active, Sub or TransLink unable to constitute the Merger, except for any waiting period provisions.

          8.2  Conditions of Obligations of Active and Sub.  The obligations
               -------------------------------------------
of Active and Sub to effect the Merger are subject to the satisfaction of the following conditions, unless waived by Active and Sub:

               (a)  Board Approval.  This Agreement and each of the Ancillary
                    --------------
Agreements shall have been approved and adopted by the Boards of Directors of Active and TransLink.

               (b)  Shareholder Approval.  This Agreement and each of the
                    --------------------
Ancillary Agreements shall have been approved and adopted by the TransLink Shareholders pursuant to Chapter 23B.11 of the Revised Code of Washington.

               (c)  Representations and Warranties.  The representations and
                    ------------------------------
warranties of TransLink set forth in this Agreement shall be true and correct in all material respects (except for such representations and warranties which are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true in all respects) as of the date of this Agreement, and as of the Closing Date, as though made on and as of such date, except as otherwise contemplated by this Agreement, and Active shall have received a certificate signed by the chief executive officer and chief financial officer of TransLink to such effect on the Closing Date.

               (d)  Employment Offer.  Joel Rosenberger shall have accepted his
                    ----------------
Employment Offer in the form attached hereto as Exhibit E.
                                                ---------

               (e)  Stock Restriction Agreement.  Joel Rosenberger shall have
                    ----------------------------
executed a Stock Restriction Agreement in the form attached hereto as Exhibit F
                                                                      ---------

               (f)  Noncompetition Agreement.  Joel Rosenberger shall have
                    ------------------------
executed a Noncompetition Agreement in the form attached hereto as Exhibit G.
                                                                   ---------

               (g)  Shareholders Agreement.  Each of the TransLink Shareholders
                    ----------------------
and Dain Rauscher Wessels shall have executed the Shareholders Agreement in the form attached hereto as Exhibit H, and all of the TransLink Shareholders and
                        ---------
Dain Rauscher Wessels (except for not more than 35 TransLink Shareholders counted in the manner required by Regulation D under the Securities Act) shall be accredited investors as that term is defined in Regulation D and Active shall, based on representations or information provided by the TransLink Shareholder, be reasonably satisfied that all TransLink Shareholders who are not accredited investors shall meet the requirements of Rule 506(b)(2)(ii) under Regulation D.

               (h)  Blue Sky Laws.  Active shall have received all state
                    -------------
securities or "Blue Sky" permits and other authorizations necessary to issue shares of Active Common Stock pursuant to the Merger.

               (i)  Escrow Agreement.  The Escrow Agent and Shareholders'
                    -----------------
Agent shall have executed and delivered to Active the Escrow Agreement, in the form attached hereto as Exhibit C and such Agreement shall remain in full force
                        ---------
and effect.


               (j)  Resignations.  Active shall have received written letters of
                    ------------
resignation from each of the current members of the TransLink Board of Directors and from each TransLink officer, in each case effective at the Effective Time of the Merger.

               (k)  Performance of Obligations of TransLink.  TransLink shall
                    ---------------------------------------
have performed in all material respects all obligations and covenants required to be performed by it under this Agreement prior to the Closing Date, and Active shall have received a certificate signed by the chief executive officer and chief financial officer of TransLink to such effect.

               (l)  Opinion of TransLink's Counsel.  Active shall have received
                    ------------------------------
an opinion dated the Closing Date of Bonneville, Viert, Morton & McGouldrick, counsel to TransLink, in substantially the form attached hereto as Exhibit I.
                                                                   ---------

               (m)  Material Adverse Change.  There shall not have occurred any
                    -----------------------
material adverse change in the business condition, results of operations, properties or prospects of TransLink between the date of this Agreement and the Closing Date and Active shall have received a certificate signed by the chief executive officer and chief financial officer of TransLink to such effect.

               (n)  Third-Party Approvals.  All consents or approvals required
                    ---------------------
from third parties relating to contracts, licenses, leases and other instruments material to the business condition of TransLink shall have been obtained.

               (o)  Dissenters Rights.  No holders of outstanding shares of
                    -----------------
TransLink Common Stock shall have elected to exercise their dissenters' rights as to such shares.

               (p)  Payment of Fees and Expenses.  The TransLink Shareholders
                    ----------------------------
shall have paid, in cash, or reimbursed TransLink in cash for, all expenses referred to in Sections 3.15 and 7.5; provided, however, that the TransLink Shareholders, by written notice from the Shareholder Representative to Active prior to the Closing may elect to deduct the total amount of all such expenses from the Merger Consideration.

               (q)  Waiver of PreemptiveRights, Over Subscription Rights and
                    --------------------------------------------------------
Rights of First Refusal.  Each TransLink Shareholder shall have waived any pre-
------------------------
emptive, over subscription, first refusal or any other similar rights held by each such TransLink Shareholder in connection with the transactions contemplated by the Merger.

               (r)  Termination of Warrants, Directors Options and Consultants
                    ----------------------------------------------------------
Options.  All Warrants, Directors Options, rights, agreements or commitments to
--------
which TransLink is a party or which are binding upon TransLink providing for the issuance or redemption of any of its capital stock, other than the Options, which remain unexercised immediately prior to the Effective Time of the Merger, shall have been terminated.

               (s)  Completion of Audit.  Deloitte & Touche (or another
                    -------------------
independent accounting firm appointed by Active) shall have completed a financial audit of the books and records of TransLink and the results of such financial audit shall be satisfactory to Active, in its sole judgement.

          8.3  Conditions of Obligations of TransLink.  The obligation of
               --------------------------------------
TransLink to effect the Merger is subject to the satisfaction of the following conditions unless waived by TransLink:

               (a)  Representations and Warranties.  The representations and
                    ------------------------------
warranties of Active and Sub set forth in this Agreement and the Certificate shall be true and correct in all material respects (except for such representations and warranties which are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true in all respects) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and TransLink shall have received a certificate signed by the chief executive officer or chief financial officer of Active to such effect on the Closing Date.

               (b) Employment Offers.  Active shall have executed and delivered
                   -----------------
the Employment Offer.

               (c)  Performance of Obligations of Active and Sub.  Active and
                    --------------------------------------------
Sub shall have performed in all material respects all obligations and covenants required to be performed by them under this Agreement prior to the Closing Date, and TransLink shall have received a certificate signed by the chief executive officer or chief financial officer of Active to such effect.

               (d)  Opinion of Active's Counsel.  TransLink shall have received
                    ---------------------------
an opinion dated the Closing Date of Venture Law Group, A Professional Corporation, counsel to Active, in substantially the form attached hereto as Exhibit J.
---------

               (e)  Material Adverse Change.  There shall not have occurred any
                    -----------------------
material adverse change in the business condition or results of operations of Active between the date of this Agreement and the Closing Date.

     9.  Termination, Amendment and Waiver.
         ---------------------------------

          9.1  Termination.  This Agreement may be terminated at any time
               -----------
prior to the Effective Time of the Merger, whether before or after approval of matters presented in connection with the Merger by the TransLink Shareholders:

               (a) by mutual written consent of the Chief Executive Officers of Active and TransLink;

               (b) by either Active or TransLink if such party is not in breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the other party set forth in this Agreement and such breach of a representation, warranty, covenant or agreement has not been promptly cured within five business days after written notice thereof (provided that no cure period shall be required for a breach which by its nature cannot be cured);

               (c) by either Active or TransLink if (i) the Merger shall not have been consummated before March 31, 2000 (provided that the right to terminate this Agreement under this Section 9.1(c) shall not be available to any party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Effective Time of the Merger to occur on or before such date); (ii) there shall be a final nonappealable order of a Federal or state court of competent jurisdiction in effect preventing or prohibiting the consummation of the Merger; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued applicable to the Merger by any Governmental Entity that would make consummation of the Merger illegal; or

               (d) by Active if any required approval of the TransLink Shareholders shall not have been obtained. If action is taken to terminate this Agreement pursuant to this Section 9.1, it shall be sufficient for such action to be authorized by the Board of Directors of the party taking such action.

          9.2  Effect of Termination.  In the event of termination of this
               ---------------------
Agreement by either TransLink or Active as provided in Section 9.1, this Agreement and the Certificate shall immediately become void and there shall be no liability or obligation on the part of Active, Sub, TransLink or the TransLink Shareholders or their respective officers, directors, shareholders, employees, contractors, agents or other representatives, except as set forth in Sections 7.5, 7.8, 9 and 12 of this Agreement which shall remain in full force and effect and survive any termination of this Agreement, and except to the extent that such termination results from the willful breach by a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement.

          9.3  Amendment.  This Agreement may be amended by Active and
               ---------
TransLink, by action taken by their respective Board of Directors, at any time before or after approval of matters presented in connection with the Merger by the TransLink Shareholders but after any such shareholder approval, no amendment shall be made which by law requires the further approval of shareholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of Active and TransLink.

          9.4  Extension; Waiver.  At any time prior to the Effective Time of
               -----------------
the Merger, Active or TransLink, by action taken by its Board of Directors may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

     10. Survival of Representations and Warranties; Indemnification; Liability.
         -----------------------------------------------------------------------

          10.1  Survival of Representations and Warranties.  All of the
                ------------------------------------------
representations and warranties made by TransLink, the TransLink Shareholders, Active and Sub in this Agreement or in any instrument delivered pursuant to this Agreement (as modified by the Disclosure Schedules of TransLink) shall survive the Merger and continue until 5:00 p.m., California time, on the date which is twelve months following the Closing Date (except for the representations regarding Taxes, which shall not expire until the expiration of the applicable statute of limitations, and except for the representations contained in Section
3.12 which shall not expire until three years following the Closing Date) (in each of the above cases, the "Expiration Date").

          10.2  Indemnification.  From and after the Effective Time, the
                ---------------
TransLink Shareholders will, severally and pro rata, in accordance with their respective pro rata portions, indemnify and hold Active harmless against any loss, expense, liability or other damage, including attorneys' fees, to the extent of the amount of such loss, expense, liability or other damage (collectively "Damages") that Active has incurred by reason of the breach or alleged breach by the TransLink of any representation, warranty, covenant or agreement of TransLink contained in this Agreement that occurs or becomes known to Active during the Escrow Period (as defined in Section 10.5 below).

          10.3  Escrow Fund.  As security for the indemnities in Section 10.2,
                -----------
as soon as practicable after the Effective Time, 10% of the Share Consideration to be paid to the TransLink Shareholders (the "Escrow Shares") and 10% of the Cash Consideration to be paid to the TransLink Shareholders (the "Escrow Cash") shall be deposited with U.S. Bank Trust, National Association (or such other institution selected by Active with the reasonable consent of the TransLink Shareholders) as escrow agent (the "Escrow Agent"), such deposit to constitute the Escrow Fund (the "Escrow Fund") and to be governed by the terms set forth in this Section 10 and in the Escrow Agreement. Notwithstanding the foregoing, the indemnification obligations of the TransLink Shareholders pursuant to this
Section 10 shall be limited to the amount and assets deposited and present in the Escrow Fund and Active shall not be entitled to pursue any claims for indemnification under this Section 10 against the TransLink Shareholders directly or personally and the sole recourse of Active shall be to make claims against the Escrow Fund in accordance with the terms of the Escrow Agreement.

          10.4  Damage Deductible.    Notwithstanding the foregoing, the
                -----------------
TransLink Shareholders shall have no liability under Section 10 and Active may not receive any shares from the Escrow Fund unless and until an Officer's Certificate or Certificates (as defined in Section 10.6 below) for an aggregate amount of Active's Damages in excess of $100,000 (the "Damage Deductible") has been delivered to the Shareholders' Agent and to the Escrow Agent; provided,
                                                                   --------
however, that fees and expenses incurred by TransLink or the TransLink
-------
Shareholders in connection with the transactions that are recoverable from the Escrow Fund as Damages pursuant to this Agreement shall be paid to Active without regard to the Damage Deductible.

          10.5  Escrow Periods.    The Escrow Fund shall terminate on the first
                --------------
anniversary date of the Effective Date of the Merger (the period from the Effective Date of the Merger to such date referred to as the "Escrow Period");

provided, however, that the number of Escrow Shares, which, in the reasonable
--------  -------
judgment of Active, subject to the objection of the Shareholders' Agent and the subsequent resolution of the matter in the manner provided in Section 10.8, are necessary to satisfy any unsatisfied claims specified in any Officer's Certificate theretofore delivered to the Escrow Agent and the Shareholders' Agent prior to termination of the Escrow Period with respect to Damages incurred or litigation pending prior to expiration of the Escrow Period, shall remain in the Escrow Fund until such claims have been finally resolved.

          10.6  Claims Upon Escrow Fund.    Upon receipt by the Escrow Agent on
                -----------------------
or before the last day of the Escrow Period of a certificate signed by any appropriately authorized officer of Active (an "Officer's Certificate"):

                (i) Stating the aggregate amount of Active's Damages or an estimate thereof, in each case to the extent known or determinable at such time; and

                (ii) Specifying in reasonable detail the individual items of such Damages included in the amount so stated, the date each such item was paid or properly accrued or arose, and the nature of the misrepresentation, breach or claim to which such item is related, the Escrow Agent shall, subject to the provisions of Section 10.8 hereof and of the Escrow Agreement, deliver to Active out of the Escrow Fund, as promptly as practicable, Escrow Shares having a value equal to such Damages all in accordance with the Escrow Agreement and Section
10.7 below. Amounts paid or distributed from the Escrow Fund shall be paid or distributed pro rata among the TransLink Shareholders based upon their respective pro rata portions at the time, and shall be paid first from Escrow Cash and second from Escrow Shares.

          10.7  Valuation. For the purpose of compensating Active for its
                ---------
Damages pursuant to this Agreement, the value per share of the Escrow Shares which shall be released to Active in respect of a claim for Damages shall be the Average Stock Price.

          10.8  Objections to Claims. At the time of delivery of any Officer's
                --------------------
Certificate to the Escrow Agent, a duplicate copy of such Officer's Certificate shall be delivered to the Shareholders' Agent (as defined in Section 11.9 below) and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery of Escrow Shares pursuant to Section 10.6 unless the Escrow Agent shall have received written authorization from the Shareholders' Agent to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of the Escrow Shares in the Escrow Fund in accordance with Section 10.6, provided that no such delivery may be made if the
                              --------
Shareholders' Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent and to Active prior to the expiration of such thirty (30) day period.

          10.9  Resolution of Conflicts.
                ------------------------

                (a) In case the Shareholders' Agent shall so object in writing to any claim or claims by Active made in any Officer's Certificate, Active shall have thirty (30) days to respond in a written statement to the objection of the Shareholders' Agent. If after such thirty (30) day period there remains a dispute as to any claims, the Shareholders' Agent and Active shall attempt in good faith for thirty (30) days to agree upon the rights of the respective parties with respect to each of such claims. If the Shareholders' Agent and Active should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and shall distribute the Escrow Shares from the Escrow Fund in accordance with the terms of the memorandum.

                (b) If no such agreement can be reached after good faith negotiation, either Active or the Shareholders' Agent may, by written notice to the other, demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Within fifteen (15) days after such written notice is sent, Active (on the one hand) and the Shareholders' Agent (on the other hand) shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in this Section 10, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance with such decision.

                (c) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Santa Clara or San Mateo County, California under the commercial rules then in effect of the American Arbitration Association. The non-prevailing party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative fee of the American Arbitration Association, and the expenses, including, without limitation, the reasonable attorneys' fees and costs, incurred by the prevailing party to the arbitration.

          10.10 Shareholders' Agent.
                ---------------------

                (a) James H. Morton shall be constituted and appointed as agent (the "Shareholders' Agent") for and on behalf of the TransLink Shareholders to give and receive notices and communications, to authorize delivery to Active of the Escrow Shares or other property from the Escrow Fund in satisfaction of claims by Active, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Shareholders' Agent for the accomplishment of the foregoing. Such agency may be changed by the holders of a majority in interest of the Escrow Shares from time to time upon not less than ten (10) days' prior written notice to Active. No bond shall be required of the Shareholders' Agent, and the Shareholders' Agent shall receive no compensation for services. Notices or communications to or from the Shareholders' Agent shall constitute notice to or from each of the TransLink Shareholders.

                (b) The Shareholders' Agent shall not be liable for any act done or omitted hereunder as Shareholders' Agent while acting in good faith, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The TransLink Shareholders shall severally and pro rata, in accordance with their respective Pro Rata Portions, indemnify the Shareholders' Agent and hold him harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Shareholders' Agent and arising out of or in connection with the acceptance or administration of his duties under this Agreement or the Escrow Agreement.

                (c) The Shareholders' Agent shall have reasonable access to information about the TransLink and Active and the reasonable assistance of the TransLink's and Active's officers and employees for purposes of performing his duties and exercising his rights under this Section 10.10, provided that the
                                                           --------
Shareholders' Agent shall treat confidentially and not disclose any nonpublic information from or about the Subject Companies or Active to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

          10.11  Actions of the Shareholders' Agent. A decision, act, consent or
                 ----------------------------------
instruction of the Shareholders' Agent shall constitute a decision of all of the TransLink Shareholders for whom shares of Active Common Stock otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each such TransLink Shareholder, and the Escrow Agent and Active may rely upon any decision, act, consent or instruction of the Shareholders' Agent as being the decision, act, consent or instruction of each and every TransLink Shareholder. The Escrow Agent and Active are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Shareholders' Agent.

          10.12  Claims. In the event Active becomes aware of a third-party
                 ------
claim which Active believes may result in a demand against the Escrow Fund, Active shall promptly notify the Shareholders' Agent of such claim, and the Shareholders' Agent and the TransLink Shareholders for whom shares of Active Common Stock otherwise issuable to them are deposited in the Escrow Fund shall be entitled, at their expense, to participate in any defense of such claim. Active shall have the right in its sole discretion to settle any such claim; provided, however, that in the event that Active shall effect the settlement of
--------  -------
any such claim without the consent of the Shareholders' Agent the amount of such settlement shall not be dispositive of the actual amount of Damages incurred by Active in connection with such claim. In the event that the Shareholders' Agent have consented to any such settlement, the Shareholders' Agent shall have no power or authority to object to the amount of any claim by Active against the Escrow Fund for indemnity with respect to such settlement in the amount agreed to.

     11.  Further Acts. If, at any time after the Closing, any further action is
          ------------
necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession to all assets, properties, rights, privileges, approvals, immunities, powers and franchises of TransLink and Sub, the parties hereto, and the officers and directors thereof (as applicable), are fully authorized in the name of their respective corporations or otherwise to take, and they agree to take, all such necessary action.

     12.  Miscellaneous.
          -------------

          12.1   Assignment. The rights hereunder shall not be assignable and
                 ----------
the duties and obligations hereunder shall not be delegable by any party without the prior written consent of the parties. Nothing contained in or implied from this Agreement is intended to confer any rights or remedies upon any person or entity, other than the parties hereto and their successors in interest and permitted assignees, unless expressly stated herein to the contrary.

          12.2   Governing Law.  This Agreement shall be governed by and
                 -------------
construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto agrees that process may be served upon them in any manner authorized by the laws of the State of

California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

          12.3   Notices.  All notices, requests, demands and other
                 -------
communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered, couriered via overnight courier, or, if mailed, when mailed by United States certified or registered mail, prepaid, or sent via facsimile to the parties or their assignees at the following addresses (or at such other address as shall be given in writing by any party to the other):

          Active or Sub:               Active Software, Inc.
                                       3333 Octavius Dr.
                                       Santa Clara, CA 95054
                                       Attn: Chief Financial Officer
                                       Facsimile No.: (408) 988-6607

          with a copy to:              Venture Law Group
                                       2800 Sand Hill Road
                                       Menlo Park, CA 94025
                                       Attn: Mark A. Medearis
                                       Facsimile No.: (650) 233-8386

          TransLink:                   TransLink Software, Inc.
                                       Delphi Building
                                       3633 - 136th Place SE
                                       Bellevue, Washington 98006
                                       Attn: P. Michael O'Brien
                                       Facsimile No.: (425) 564-9701

          with a copy to:              Bonneville, Viert, Morton & McGoldrick,
                                       P.S. 820 A Street, Suite 600
                                       Tacoma, Washington 98402
                                       Attn: James H. Morton
                                       Facsimile No.: (253) 272-4338

          12.4  Expenses. All expenses incurred by either party in connection
                --------
with the execution and performance of this Agreement shall be the obligation of and shall be paid by such party.

          12.5  Attorney's Fees. In any litigation or arbitration relating to
                ---------------
this Agreement, including litigation or arbitration with respect to any instrument, document or agreement made under or in connection with this Agreement, the prevailing party shall be entitled to recover its costs and reasonable attorney's fees.

          12.6  Dispute Resolution. The parties will negotiate in good faith to
                ------------------
resolve any dispute between them regarding the Agreement. If such negotiations do not resolve the dispute to the satisfaction of both parties, then an officer of Active and James H. Morton shall meet in person and alone (except for one other assistant allowed for each party) and shall attempt in good faith to resolve the dispute within twenty (20) days of a request for such meeting. This meeting shall be a required prerequisite before either party may seek judicial or governmental resolution of the dispute. In the event no agreement can be reached on such dispute within thirty (30) days after the meeting of the senior executives between the two parties, either party may institute legal action.

          12.7  Investment Bank, Brokers and Finder's Fee. TransLink represents
                -----------------------------------------
that it neither is nor will be obligated for the payment of fees or expenses of any investment banker, broker or finder in connection with the Merger; provided, however, that TransLink is obligated for the payment of fees and expenses of Dain Rauscher Wessels in connection with the origin, negotiation or execution of this Agreement or in connection with the transactions contemplated by this Agreement. TransLink agrees to indemnify and to hold harmless Active and Sub from any liability for any commission or compensation in the nature of an investment banker, broker or finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which TransLink or any of its officers, employees, representatives or, with respect to the fees and expenses of Dain Rauscher Wessels, the TransLink Shareholders, is responsible.

          12.8  Successors and Assigns. All covenants, representations,
                ----------------------
warranties and agreements of the parties contained herein shall be binding upon and inure to the benefit of the parties, their respective heirs, personal representatives, and permitted successors and assigns.

          12.9  Counterparts. This Agreement may be executed in one or more
                ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          12.10 Captions and Headings. Captions and headings used herein are
                ---------------------
for convenience only and are not a part of this Agreement and shall not be used in construing it.

          12.11 Entire Agreement. This Agreement, together with the exhibits
                ----------------
and schedules to this Agreement and the other documents contemplated hereby, constitute the final written expression of the agreement among the parties, and is a complete and exclusive statement of those terms, subject to any amendments prepared and executed in accordance with Section 12.11 hereof. It supersedes all prior understandings and negotiations concerning the matters specified herein and therein. Any representations, promises, warranties or statements made by any party that differ in any way from the terms of this written Agreement and the exhibits and schedules to this Agreement and other documents contemplated hereby, shall be given no force or effect. The parties specifically represent, each to the others, that there are no additional or supplemental agreements between them related in any way to the matters contained in this Agreement unless specifically included or referred to in this Agreement.

          12.12 Amendments. This Agreement, including the schedules and
                ----------
exhibits referred to herein, may be amended only by a written instrument executed by Active, TransLink and Sub or their respective successors or assigns.

          12.13 Waivers.  Any party hereto may by written notice to the other
                -------
parties, (i) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement; (ii) waive any inaccuracies in the representations or warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement; (iii) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement; or (iv) waive performance of any of the obligations of the other parties under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

          12.14 Severability.  If one or more provisions of this Agreement
                ------------
are held to be illegal, void or unenforceable by a court of competent jurisdiction under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Agreement, and the balance of this Agreement shall be enforceable in accordance with its terms.


                 [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


                              ACTIVE SOFTWARE, INC.


                              By:     /s/ R. James Green
                                  Name:   R. James Green
                                  Title: Chief Executive Officer


                              TRANSLINK SOFTWARE, INC.


                              By:     /s/ Translink Software, Inc.
                                  Name:__________________________________
                                  Title:_________________________________


                              ZODIAC ACQUISITION CORP.


                              By:     /s/ Jon A. Bode
                                  Name:   Jon A. Bode
                                  Title:  President and Chief Executive Officer